UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2005

Moving Bytes Inc.

(Exact name of Registrant as specified in charter)

                Canada               000-30058               52-2267986

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      (State or other jurisdic-     (Commission             (IRS Employer

        tion of incorporation)      File Number)          identification No.)

100 Wall Street, 15th Floor, New York, New York, 10005

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212-232-0120)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1

Registrant's Business and Operations

Item  1.01

Entry into a Material Definitive Agreement

This item is hereby amended by replacing the last paragraph thereof with the following:

In connection with the Share Exchange Agreement, HTF also entered into a letter agreement, dated as of August 19, 2005, with American Union Securities Inc. (“AUS”), a former shareholder of CIEC (the "AUS Letter Agreement"). The AUS Letter Agreement amended certain inconsistent provisions in an agreement, dated November 24, 2004 and amended on January 18, 2005 (the “AUS Agreement”).  Under the AUS Agreement, AUS agreed to provide certain financial and consulting services to HTF in connection with the Share Exchange in exchange for a fee. The AUS Letter Agreement changed the amount of the fee due to AUS to $200,000, of which $100,000 had already been paid to AUS prior to the Share Exchange, and the remaining $100,000 was paid upon the closing of the August 2005 Share Exchange.

Section  2

Financial Information

Item  2.01

Completion of Acquisition or Disposition of Assets

This item is hereby amended by adding the following:

(f) The following information is included because the Company was a shell company immediately before the consummation of the Company’s acquisition of all of the outstanding shares of CIEC.

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Cautionary Note on Forward-Looking Statements

Our disclosure and analysis in this prospectus contain statements that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties, and therefore, we can give no assurance that such projections will be achieved.

Investors are cautioned that our statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed.

As for the statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these statements. These statements also represent our estimates and assumptions only as of the date that they were made and we expressly disclaim any duty to provide updates to them or the estimates and assumptions associated with them after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

We undertake no obligation to publicly update any predictive statement in this prospectus, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the Securities and Exchange Commission (the “SEC”) after we begin to file such reports. Also note that we provide a cautionary discussion of risks and uncertainties under the caption "Risk Factors" in this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us.

PART I

Item 1

Description of Business

Company Overview

Following the Share Exchange, the Company became the holding company for CIEC, which is a holding company for, and owns 100% of XHT.  XHT in turn owns 100% of the shares of Shengzhen Hengtaifeng Technology Co., Ltd., a PRC corporation (“HTF”).  HTF is a provider of applications software and system integration services in China.  Specifically, HTF develops and produces Housing Accumulation Fund Software, credit guarantee management software, family planning software and property management software.  HTF also markets software products produced by other companies as a value-added reseller.  In addition, HTF sells installation and related systems integration services at an additional cost to the customer.

History of the Company

The Company was incorporated under the Canada Business Corporations Act and is listed on the National Association of Securities Dealers over-the-counter Bulletin Board under the symbol "MBYTF".

The Company was incorporated under the Company Act of British Columbia, Canada, on December 23, 1991, under the name “Jackpine Mining Co. Inc.”  The Company’s common shares listed for trading on the Vancouver Stock Exchange (now known as the TSX Venture Exchange) (“VSE”) under the symbol “UVT” on December 20, 1993 and delisted from the VSE on January 31, 2000. The Company’s common shares have been quoted on the NASD Over the Counter Bulletin Board since September 7, 1999, first, under the symbol “YDSLF”, under the symbol “ECNXF” from June 20, 2000 through July 31, 2002 and under the symbol “MBYTF” from July 31, 2002 to the present.

On July 16, 2000, the Company continued under the Canada Business Corporations Act and changed its name to E*Comnetrix Inc and on July 24, 2002 the Company changed its name to Moving Bytes Inc.

On September 15, 2000, the Company acquired 90.28% of the common capital stock of Exstream Data, Inc. (“EDI”), a California corporation, in a share exchange transaction. As a result of the transaction, the Company issued 2,703,036 common shares and assumed 199,515 share purchase options with exercise prices ranging from $0.48 to $1.00.  The Company consolidated the accounts of EDI in its financial statements and information subsequent to September 15, 2000.  On January 19, 2001, the Company purchased the 9.72% it had not previously purchased by issuing 291,128 restricted common shares, bringing the Company’s interest in EDI to 100%.

On September 19, 2000, the Company formed Moving Bytes Broadband Corporation, a Nevada Corporation and on March 31, 2001, the Company merged USV Telemanagement, Inc., a California corporation and wholly-owned subsidiary of the Company into Moving Bytes Broadband Corporation. There were no material financial effects as a result of the merger.

On August 20, 2001, the Company renamed Moving Bytes Broadband Corporation to Moving Bytes, Inc. (“MBI”).

On September 30, 2001 the Company merged EDI and MBI, with MBI remaining as the surviving company and as the Company’s sole subsidiary.

On September 1, 2003, MBI sold its Business Communications Services assets. The Company restated its financial results for 2003 to account for discontinued operations.

On February 27, 2004, MBI terminated its Electronic Media Service business operations.

On June 30, 2004, the Company wound up and dissolved MBI.  The Company continues to consolidate the liability balances and MBI on an ongoing basis until the liabilities of MBI have been forgiven, discharged or the Company receives an opinion of its legal counsel that there is only a remote possibility of the Company becoming obligated for the liabilities of MBI. Following these restructuring efforts, the Company did not have any subsidiaries and has no business operations as of December 31, 2004.  Since that time, the Company’s management has been exploring business and capital raising opportunities.

On March 15, 2005, the Company entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey corporation pursuant to which MBI issued 139,246,065 shares of restricted common stock of the Company for gross proceeds of $70,000 USD (the “Warner Private Placement”).  Proceeds received under the Warner Private Placement were used to meet general obligations of the Company.

On or about August 18, 2005, the Company entered into a Share Exchange Agreement dated as of August 15, 2005, pursuant to which it acquired 100% of the outstanding shares of China International Enterprises Corp., a Delaware corporation (“CIEC”), from all of the Shareholders of CIEC.  CIEC is the sole shareholder of Heng Xing Technology Group Development Limited, a British Virgin Islands corporation (“XHT”).  The only asset of XHT is 100% of the shares of Shenzhen Hengtaifeng Technology Co., Ltd., a PRC corporation (“HTF”) that is classified as a wholly owned foreign enterprise under PRC law by virtue of its ownership by XHT.  As a wholly owned foreign enterprise, HTF can engage in the same business activities as any PRC corporation, without restriction.

The result of the Share Exchange, as set forth in the following diagram, is that CIEC is now a wholly owned subsidiary of the Company and XHT remains a wholly owned subsidiary of CIEC and the sole shareholder of HTF.

Moving Bytes Inc.

│

China International Enterprises Corp. (“CIEC”)

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Heng Xing Technology Group Development Limited (“XHT”)

│

Shenzhen Hengtaifeng Technology Co., Ltd. (“HTF” or the “Operating Company”)

Neither the Company, CIEC nor XHT has any operations or plans to have any operations in the future other than acting as a direct or indirect holding company and management company for HTF and raising capital for HTF’s operations in China.  Our U.S. executive offices are located at 100 Wall Street, 15th Floor, New York, New York 10005 and our telephone number is 212-232-0120.

CIEC and HTF Company Overview

China International Enterprises Corp. ("CIEC") was incorporated in Delaware on January 13, 2005.  On January 31, 2005, CIEC entered into a Share Exchange Agreement, pursuant to which CIEC acquired 100% of the outstanding stock of XHT from its three shareholders.  XHT's only asset is 100% of the stock of Shenzhen Hengtaifeng Technology Co., Ltd., a PRC corporation hereinafter is referred to as “HTF”.

HTF was founded in the People's Republic of China on July 5, 1995, under the name of Shenzhen Guangba Trade Development Co., Ltd and changed its name to HTF on May 12, 2000. HTF is classified as a wholly owned foreign enterprise (“WOFE’) under PRC law by virtue of its ownership by XHT, a British Virgin Islands (“BVI”) company.  There are no restrictions on HTF’s operations under PRC law as a result of its status being as a WOFE, or otherwise as a result of the Share Exchange Agreement in August 2005.

HTF's principal offices are located at No.5 Floor 6, Block A, Skyworth Building, Hi-tech Industrial Park, Nanshan District, Shenzhen, 518057, P.R.China. Shenzhen is a southern Chinese city which is located near Hong Kong.

HTF’s core product is Housing Accumulation Fund software, which accounted for 64% of our revenues in 2004.  HTF entered this market in 1996 and has more than 110 customers in over 20 provinces throughout China.

HTF has also developed and is marketing credit guarantee management software. Since its development in 2003, this product has experienced rapid sales growth. We believe HTF’s product is the first credit guarantee software available in China, and as of the date of this Report, we are not aware of any other professional software company that is marketing a competing product.

HTF has also developed and recently commenced marketing family planning software, which accounted for accounted for 4% of our revenues in 2004.

HTF has also developed property management software at the request of certain of its Housing Accumulation Fund software and related customers.  So far, sales of property management software have been sporadic and have not generated significant revenues.  HTF did not sell any property management software in 2004.

HTF does not charge customers purchasing our proprietary software products separately for related systems integration services; however it also provides and charges for such services as a value–added reseller of other companies’ products. Sales of value--added systems integration services accounted for approximately 23% of HTF’s revenues in 2004.

Products and Services

Housing Accumulation Funds Software

The system of a public accumulation fund for housing construction in China was introduced in 1991 by the PRC Ministry of Construction. “Housing Accumulation Funds” are long-term housing reserve accounts which are maintained for the benefit of employees and are funded with mandatory contributions by both the employees and their employers. The contributions are deposited in accounts at designated commercial banks  (“Bank”) and managed by regional Housing Accumulation Fund Management Centers (“Centers”), which in turn are supervised by local governments, the PRC Ministry of Construction and the PRC Ministry of Finance (collectively referred to as “Supervisors”).

Although employees own their respective shares of the Housing Accumulation Funds, they do not have any control over the investment of the funds.  An employee can withdraw his or her respective share of the funds in any of the following situations: to purchase, build or renovate a home; to retire; if unable to work; if the employee is relocating outside of China; if the employee is repaying debt secured by a mortgage; or if the employee’s rent exceeds a designated percentage of his salary.

The Housing Accumulation Fund program was established by the PRC Government as a social welfare system in an attempt to address the problems of low employee salaries and insufficient savings for purchasing housing.  It was designed as a stable, long-term reserve fund for improving housing conditions. The PRC Central Government State Council issued “Administrative Regulations for Housing Accumulation Funds” on March 24, 2002 to promote and more effectively manage the system. By the end of 2002, the regulations had been adopted in nearly 2,000 counties across China and the total amount by the PRC Government deposited in the system had reached approximately RMB 500 billion (approximately U.S. $62.5 billion).

HTF developed its first version of Housing Accumulation Fund software in 1996.  By the end of 2003, HTF had sold a total of over $6 million of such software.  HTF currently holds registered PRC copyrights on this product series and sells to over 110 customers in over 20 provinces in China. HTF had $1,016,000 in revenues for this product series in the fiscal year ended December 31, 2003, and $885,700 in the fiscal year ended December 31, 2004.  Approximately 67.9% of sales of Housing Accumulation Fund software were made to the ten largest purchasers and 46.2% to the five largest purchasers of this product.

Our Housing Accumulation Fund software provides a complete, computerized information management solution for the national Housing Accumulation Fund Management system. The Housing Accumulation Fund system involves four types of users: Housing Accumulation Fund Management Centers, which are local government agencies that manage and administer the system; Supervisors, as described above; designated commercial banks where the contributed funds are deposited and held; and the participating employees and employers, which include a large number of government offices, state-owned and private companies, for-profit and non-profit organizations that contribute to the funds (collectively “Units”).

HTF offers four versions of its Housing Accumulation Fund software --- a “Center version”, a “Supervisor version”, a “Bank version” and a “Unit version”.  Each of these versions was developed to serve the specific needs of the various groups of participants, allowing them to create, manage and analyze a database of information relating to Housing Accumulation Funds, including employee information, deposits and withdrawals, individual loans, housing subsidies, housing purchases and sales, property records and other information. HTF believes it was the first company to bring Housing Accumulation Fund software to market.

The four versions of software are compatible with each other and with products sold by other companies, allowing data to be migrated and reconciled from one user’s system to another.

Thus, the original data recorded by each Unit (including personal and account information for each employee participating in the system) is automatically submitted via telephone modem or through an internet network to its regional Center, which records the information in the designated employee account and automatically produces relevant documentation for each account.   The documentation is then forwarded to the designated bank for the fund, which performs clearing and settlement using the Bank version software.

Supervisors can use their version of the software to retrieve relevant data from the Centers and the Banks and receive detailed information concerning deposits, withdrawals and loans through the statistical reporting and analytical functions.

At the end of each month, users can run checks through a special “module” to reconcile their information with that of the other users in the system, thereby ensuring the accuracy of data at each point in the system.  Centers can also use the software to produce statistical reports and perform analysis for decision-making.

Our software replaces the previous system of manual input and handling of information, which often produced errors, especially with the dramatic increase in the number of employees participating in the system, and which we believe was inefficient.  We believe that by automating many of the recordkeeping functions which were formerly performed by hand, our software system provides more scientific, robust, and efficient management for the national Housing Accumulation Fund system and standardizes the flow of information among the various different types of users in the system.

The design and operation of any applications software must be based on certain operating systems and database platforms. The software structure design must also meet the needs of clients’ current and future businesses. We believe that HTF’s Housing Accumulation Fund software series meets these criteria. Our products are compatible with most international operating systems and database platforms, and are designed to meet the complicated needs of different customers, as described below. Certain characteristics of HTF’s Housing Accumulation Fund software are set forth below:

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Operating system: supports Microsoft Windows and UNIX operating systems

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Development platform: Sybase Powerbuilder

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Database: simultaneously supports multiple databases such as Microsoft SQL Server, Informix, Oracle and Sybase.

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Software system structure: combines B/S (internet browser server maintained by the internet service provider) and C/S (the local area network server maintained by customer)

HTF’s software products are designed with various different functions packaged in discrete modules; this modular design allows users to select individual functions according to their specific needs when purchasing our software.  We believe that this ability to customize the functionality of our products to meet the specific needs of our customers will enable us to effectively address their changing requirements.

Credit Guarantee Software

In 2002, at the request of the Shenzhen City Small-to-Medium-Sized Enterprises Credit Guarantee Center, HTF began to develop its credit guarantee software. The project was funded by a $36,000 (RMB 300,000) grant from the Shenzhen Science & Technology Bureau, which we received in 2003. In September 2003, HTF released its first version of the software, “Credit Guarantee Management Information System,” which was then successfully implemented in Shenzhen City Small-To-Medium-Sized Enterprises Credit Guarantee Center. The product generated approximately $35,000 (RMB 290,000) of revenue in 2003 and approximately $120,000 (RMB 995,000) in revenue in 2004.  Sales of the product accounted for 9% of revenues in 2004.

China’s Credit Guarantee System was established by the National Economic and Trading Commission in 1999 in order to facilitate the financing of small and medium-sized enterprises (“SMEs”), which have difficulty obtaining bank loans. The government-sponsored Credit Guarantee System supplements the existing commercial credit guaranty industry, which is composed of various for-profit commercial enterprises.  Under the Credit Guarantee System, government-funded local and regional agencies and nonprofit organizations provide guarantees to enable SMEs to obtain loans.

HTF’s software provides a means of collecting and organizing data from SMEs and performs risk management functions, such as financial analysis, credit evaluation and risk estimation.  The software is marketed for use both by participants in the government-sponsored system and by private, commercial credit guarantors.

At present, HTF’s credit guarantee software is sold to 12 credit guarantee organizations in Shanxi, Jiangshu, Ningxia, Guangdong, Neimeng, Shandong and other provinces.  In 2004, approximately 73.9% of sales were to the five largest customers for this product.

As of the date of this Report, we are not aware of any other credit guarantee software available in China. Furthermore, we believe that our existing relationships with municipal credit guarantee organizations which purchase our software will enable us to retain a large market share for this product even if competitors enter the field.  Based upon statements by the President of China Economics Technology Investment Guarantee Co., Ltd., we estimate that in several years there will be approximately 5,220 credit guarantee entities in China. Assuming an average price of approximately $12,100, (RMB 100,000) per system, we estimate that the potential market for this product may be up to $63 million (RMB 521,419,500).

HTF’s credit guarantee management software is based on the Microsoft® Visual Studio.net software development platform and database technology. Some basic specifications of the software are as follows:

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Operating system: supports Microsoft Windows® operating system but can also be operated on IBM and HP UNIX operating systems.

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Development platform: Microsoft Visual Studio.net

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Database: capable of supporting various different databases such as Microsoft SQL Server, Oracle and Sybase.

As with our Housing Accumulation Fund software, HTF’s credit guarantee software is packaged in modules, allowing users to “customize” their systems by selecting and purchasing particular functions to meet their needs. Presently available functions for this software include business flow control, risk management, data analysis, and decision-making features. It also has two general application modules: a document management module and an office management module, which provide assistance to customers in their daily operations.

Property Management Software

HTF has developed property management software and real estate exchange and information management systems pursuant to the request of several of its Housing Accumulation Fund software customers and related parties.  The software was originally developed as “custom” products and, to date, has been sold only on an occasional basis.  Customers currently using our property management software include four government property management bureaus, one commercial real estate developer and one real estate agent.  We did not sell any property management software in 2004.

In China all records related to rights to use real property are filed at local and regional “Real Estate Exchange Centers,” which maintain official databases of such information, Real Estate Exchange Centers are subject to supervision by property management bureaus regulated by the PRC Ministry of Construction.

The primary function of our property management software is to enable users to access official government property ownership and use rights registries.  Users can search for official documents on file and process and analyze information relating to property ownership.  Although there were no sales of this product in 2004, we have continued to update the software and believe that it could potentially be marketed to the general real estate industry in China.  This would include Real Estate Exchange Centers, property management bureaus, commercial property management companies and a large number of real estate agents.

We estimate that in China there are over 3,000 Real Estate Exchange Centers, about 300 property management bureaus, over 1,000 commercial property management companies and a large number of real estate agents.  Based on the foregoing, we estimate that the total potential market for property management software and related systems integration services, which includes various applications software, system software platforms, systems integration and software upgrade services, is approximately $145 million (RMB 1.2 billion).

Family Planning Software

Family planning software is HTF’s newest line of products.  HTF began developing this product in 2003 for use by government family planning management departments, public education organizations and nonprofit family planning associations, and recently completed its first sales of the software.  In 2004, all sales of family planning software in 2004 were made to fewer than five customers.

Family planning is a basic national policy which was officially instituted by the PRC government during the 1970’s and 1980’s.  The PRC government has committed to building a national network for disseminating population and family planning information by 2006. This plan calls for 80% of China’s 3,000 counties to have access to a central information system for child-bearing age women by the end of 2005.

HTF’s family planning software is designed for use in connection with such central information system.  It creates a large-scale, networked database that can be accessed by users without connecting to the internet and automatically switches between the “online” and “offline” status. The system combines the “internet browser server and client local server” structure.

HTF’s population and family planning management software provides such functions as data collection, processing, statistical reporting, search engine capabilities, an “early warning” system for monitoring rapid population increase and  system maintenance.  The system is used by different levels of government family planning management departments, public education organizations and family planning associations. The system is intended to automate the input, processing and analysis of information, thereby enabling faster information exchange than is currently possible under the existing manual input system.  In addition, by creating a central database which can be accessed by various organizations throughout China, our system will allow for increased sharing of information and data resources, which we believe will improve the quality and consistency of services offered by the organizations participating in the network and allow such organizations to operate more efficiently.

Based upon recent population and demographic statistics, we estimate that the number of potential users of the software is over 400,000.  Sales of family planning management software accounted for 4% of revenues in 2004.

Systems Integration Services

In addition to our four proprietary lines of software products, HTF also markets software products produced by other companies as a value-added reseller.  In such cases, HTF provides value-added services, such as installation, configuration and similar systems integration services, for an additional charge over the “base” price of the software.  HTF currently has agreements with Lenovo, Inc. (the largest information technology company in China) and Microsoft® Corporation pursuant to which we sell value-added systems integration services.  Sales of such services accounted for approximately 23% of revenues in 2004.  Approximately 74.5% of sales of systems integration services were made to our 10 largest purchasers and 55.3% of sales were made to the 5 largest purchasers of the services.

The Overall Computer Software Market in China

The overall market for computer software in China has experienced rapid growth in recent years. Considered to be a “strategic industry” by the PRC government, the software industry has received strong support from the PRC government in the form of grants and other funding to individual companies, rewards, preferential tax treatment, patronage by government organizations seeking to establish computerized information and record-keeping systems and encouragement of software exports. According to the PRC Ministry of Information Industry, China’s software market grew an average of 36% per year from 2000 to 2003.

HTF has received $36,000 (RMB 300,000) from the Shenzhen Science & Technology Bureau and $60,459 (RMB 500,000) from the National Development and Reform Committee for research and development of our credit guarantee software, and a rent subsidy of $1,545 (RMB 12,780) per month from Shenzhen Software Enterprise Zone Management Center, the branch of Shenzhen Municipal Hi-Technology Office, for locating our facilities in the Shenzhen Software Enterprises Zone.  In addition, as a producer of its own software, from June 2000 through December 2010, HTF is eligible for 14% of the 17% Value Added Tax it pays to be returned to it.  If the returned funds are used for operations, the payments are exempt from income tax.

Modernization efforts prevalent throughout China have created strong demand by national, provincial and local governments for computerized data reporting and information management and exchange capabilities.  In addition, China’s recent entry into the World Trade Organization and the concomitant reformation and restructuring of many of China’s traditional industries to be more competitive has greatly increased the demand by private industry for various operations–related software applications.  Given China’s status as a “developing nation,” we believe that this growth in demand will continue well into the future.

To date, much of the Chinese software industry’s product offerings have consisted of highly specialized or “customized” products which are targeted towards specific industries or geographic markets and have limited uses for larger, more general audiences.  According to China Computer World Research, a Chinese marketing and research consulting firm, industry-specific products accounted for roughly 61% of all domestic software sales, while PRC Computer Journal reported that exports accounted for roughly 11.27% of total software sales in 2002.  Because design of these products requires specialized knowledge of the Chinese government and government programs and industries specific to China, we believe that barriers to market entry for foreign competitors are high.

In addition, the Chinese software market is highly fragmented, with a large number of small companies.  We believe that this creates an opportunity for us to achieve growth and improve our profitability through consolidating acquisitions, which will enable us to realize economies of scale in our operations.

According to the statistics of the PRC Ministry of Information Industry, China’s software industry, including software and systems integration, had total sales of $19.7 billion (RMB 163.3 billion) in 2003, an increase of 48.5% from $13.3 billion (RMB 110 billion) in 2002, and averaged 36% annual growth in revenues from 2000 to 2003.  According to the February 2, 2004 issue of PRC Computer Journal, software exports by Chinese companies also increased from approximately $400 million (RMB 3.31 billion) in 2000 to approximately $720 million (RMB 5.96 billion) in 2001 and $1.5 billion (RMB 12.41 billion) in 2002, with an annual growth rate of 93.6%.

Under the Software Products Registration Administrative Regulations promulgated by the PRC Ministry of Information Industry (the “Ministry”) in 2001, no software products are permitted to be sold in the PRC unless they are registered with the local authority designated by the Ministry.  All of our products are registered with the State Economic Development Bureau and Shenzhen Information Offices.

In addition, HTF was designated a “National Certified Software Company” in 2002.  Under the regulations promulgated by the Ministry, “National Certified Software Company” status is accorded only to software companies which own the intellectual property rights to their products and have at least 50% of their employees engaged in research and development. The Company recently hired additional employees, bringing our total number of employees to 68;we intend to hire additional Research and Development employees and thereby regain compliance with the requirement. While such status is not required to produce or sell software in the PRC, it entitled us to certain privileges and benefits.

Because HTF is a National Certified Software Company, we have received research and development grants of $36,000 (RMB 300,000) from the Shenzhen Science and Technology Bureau and $60,459 (RMB 500,000) from the National Development and Reform Committee to develop our credit guarantee software.

According to the PRC Ministry of Information Industry, by the end of 2002 China had 6,282 National Certified Software Companies, 10,900 registered software products and 11 national software bases. (A software base is a special zone where companies may receive benefits, such as lower rent and access to comprehensive software testing facilities and training centers.) At present there are 500,000 people employed in the software industry in China, 250,000 of whom are professionals dedicated to software research and development.  There are also another 400,000 people who work in other industries in China, but who are engaged in software applications research and education.

The PRC software market includes three segments:  software products, systems integration and software services, which constitute 51%, 33% and 16% respectively.

The PRC Ministry of Information-Industry estimated that total sales of software and information system products in China in 2004 were approximately $25.4 billion (RMB 210 billion), an increase of 29% over 2003. Sales of software products in 2005 are expected to be $30.27 billion (RMB 250 billion), a 19% increase from 2004.

Software products include system software and applications software. System software markets are mostly dominated by foreign software manufacturers, while most Chinese software companies are dedicated to the applications software market.

China Computer World Research, a marketing research and consulting firm in China, divides applications software products into three categories: industry-specialized software, general enterprise software, and generally-used software.

Industry-Specialized Software is software that is designed for use in a particular industry such as telecommunications finance or taxation.  All of HTF’s products - Housing Accumulation Fund software, credit guarantee software, property management software, and family planning software, are Industry-Specialized Software products.

General Enterprise Software is software that is designed to perform a specific, particular function (such as accounting) but can be used in a number of different industries.

Generally-Used Software is software that is designed to perform a basic computing function (such as internet web browsing, word processing or anti-virus protection) and is widely used by government, commercial enterprises and individuals both in business and for personal or recreational purposes.

According to the Software Industry Annual Report 2003-2004 published by China Computer World Research, in 2003, the Chinese applications software sector had total sales revenue of approximately $3.04 billion (RMB 25.17 billion). Of this amount, Industry-Specialized Software accounted for 61%, with $1.85 billion (RMB 15.33 billion) in total revenue, a 21.4% increase over the previous year.  General Enterprise Software accounted for 29% of total sales and Generally-Used Software accounted for 10% of total sales.

Housing Accumulation Fund Software Market.

China has 31 provinces including 4 municipalities directly under the PRC central government and 5 autonomous minority ethnic regions which have implemented the Housing Accumulation Funds system. There are 332 cities and 2,860 counties located in the provinces which participate in the Housing Accumulation Funds system.  According to the “Administrative Regulations for Housing Accumulation Funds,” every city must have one Center and every county must have branch Centers. We estimate that every Center will have at least two banks to work with and about 1,500 Units (employers that deposit funds), and every branch Center will have 350 Units. Therefore, we estimate that there will be approximately 332 Centers, 2,860 branch Centers, more than 6,000 Banks (branches of the five national commercial Banks), and more than 1.5 million Units which can be potential users of our Housing Accumulation Fund software.

The cost of our Housing Accumulation Fund software to different types of users can vary significantly depending upon which function modules are selected and purchased.  The four versions available incorporate different sets of functions and therefore vary substantially in price.  For example, the price of the Unit version software is much less than that of the Center version software because it includes fewer function modules.  In addition, the Center version software, which incorporates multiple modules, can vary in price depending upon the number and type of modules selected by the customer.

Based upon the foregoing, we estimate the potential total size of China’s Housing Accumulation Fund software market at over $5 billion (RMB 42.3 billion). Within such market, the total market for applications software is approximately $430 million (RMB 3.53 billion), the total market for related systems integration services approximately $4.4 billion (RMB 36.02 billion), and the market for other related software services is approximately $170 million.

Aside from large demand for software and systems integration services from Centers, Banks and employers, we believe that there may also be increasing demand for software and system upgrade services. While a recent reorganization of the Housing Accumulation Fund Center system has temporarily decreased the demand for our Housing Accumulation Fund software, we believe that, once the reorganization is completed, there will be an increase in demand for software updates and upgrades.  Our goal is to maintain our market position and expand.

Credit Guarantee Software Market

Historically, China’s SMEs have had difficulty gaining access to financing, particularly bank loans. This has hindered the development or even the survival of many SMEs. The PRC government’s establishment of a national SME Credit Guarantee System was intended to provide a solution for SME financing.

On January 1, 2003, the “Small-to-Medium-Sized Enterprises Promotion Act” was released. The law ensures legal protection for various credit guaranty organizations that provide credit guarantees to SMEs. The Act stipulates that county level and higher government organizations establish and promote a government-funded SME credit guarantee system, to supplement the commercial credit guaranty industry and create an environment conducive to SME financing. The system is composed of three levels of credit guarantee organizations: government credit guarantee entities, commercial credit guarantee entities, and inter-enterprise financing guarantee entities.

The number of credit guarantee entities has increased from 203 in 2000 to 582 in 2001, 848 in 2002, and over 1,000 by year-end 2003.  These entities are spread over all of China’s 31 provinces except Tibet, with annual growth of 125%, according to the Small-to-Medium Sized Enterprises Net website. These entities have guaranteed a total of approximately $14.3 billion (RMB 117.9 billion) of loans for 48,318 enterprises.  We believe that this high growth rate reflects strong government backing and pressing demands from SMEs for credit guarantees.

Currently, only a small number of the more than 1,000 existing credit guarantee organizations have computerized systems for their operations flow and service management. According to the President of China Economic Technology Investment Guarantee Co., Ltd., the total market for credit guarantee software and systems integration could be as large as $68 million (RMB 558 million).

We believe that the credit guarantee software business will be HTF’s fastest growing segment for the foreseeable future. The annual sales of this product were $35,000 (RMB 290,000) in 2003 and $120,000 (RMB 995,000) in 2004.  As of the date of this Report, we are not aware of any other applications software companies that have developed a software system that targets the credit guarantee industry.

Property Management Software Market

As previously discussed, sales of our property management software to date have been sporadic, as our products have been designed to the particular specifications of a handful of customers; however, we believe our products will prove suitable for use by the general property management industry.

We estimate that in China there are over 3,000 Real Estate Exchange Centers, about 300 property management bureaus, over 1,000 commercial property management companies and a large number of real estate agents.  Based on the foregoing, we estimate that the total potential market for property management software and related systems integration services, which includes various applications software, system software platforms, systems integration and software upgrade services, is approximately $145 million (RMB 1.2 billion).

Family Planning Software Market

The family planning software market is composed of various levels of government family planning management departments, public education organizations and family planning organizations.  Currently, there are approximately 2860 counties in China, each of which has at least 130 branch offices dealing with population and family planning.  We estimate the total number of potential users for family planning software at over 400,000.

Shortfalls in local and regional government budgets, combined with additional government funding requirements due to the recent outbreak of SARS (Severe Acute Respiratory Syndrome) in China, have resulted in cutbacks in funding for implementation of China’s national family planning policies.  As a result, the market in many provinces for family planning software has been weak over the past two years.  Accordingly, we have concentrated our marketing efforts on certain provinces such as Guangdong Province, where strong economic development has generated higher tax revenues for local governments.

Competition

The market for software products is highly competitive, with a large number of new companies entering the Chinese market each year.  Although competition is largely on the basis of technological innovation, functional design and price, conditions vary according to the type of software involved.  Foreign companies currently have a clear advantage over Chinese companies in system software; however, in the field of applications software, where there is a great need for specialization, we believe that local Chinese software enterprises have unique advantages.

The first such advantage comes from product localization; the design of applications software requires an in-depth understanding of local business customs, management systems, culture and traditions.  A second advantage enjoyed by local Chinese companies comes from service localization; because of the logistical barriers involved, it is more difficult for foreign companies to establish a national service network to support their products within China in a short time period.

HTF develops industry-specialized applications software and principally serves domestic Chinese customers.  Our software products are, to a large extent, based on Chinese platforms and interfaces; we believe that it is more difficult for foreign businesses to develop and sell specialized applications software in China because they do not have the depth of understanding of local business customs.

At present, the domestic Chinese applications software market is very fragmented. There are many identified subsectors, such as accounting software, translation software, commercial software and Chinese system-based management software.  We do not directly compete with companies producing products in other subsectors.  In addition, many of our competitors and potential competitors are small companies with limited resources and undiversified product lines.

Competition in the Housing Accumulation Fund Software Market

Because Housing Accumulation Fund software is a very specialized market, there are only a small number of companies that compete in this market. Our three major competitors in this market are:

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Beijing Jintianpeng Software Technology Co Ltd. -- This company entered the Housing Accumulation Fund software market in 1999 through its relationship with clients in the oil industry. The Housing Accumulation Fund software is that company’s only product.

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Beijing Zhongfangyuan Housing Reformation and Information Network Co Ltd. This company is a subsidiary of China Urban Housing System Reform Committee and entered the market in 1996. It has a strong industry background and, as a state-owned company, has access to government funding and resources; however, its business is limited to providing software services to the several municipalities directly under the control of the PRC central government.

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Xi’an Gildsoft Technology Development Co Ltd. -- This company was founded in 1998. Its key employees were formerly top-ranking personnel of Xi’an Province Housing Accumulation Fund Management Center.  Therefore, this company has expertise in dealing with local governments and established relationships with many government agencies.  The following graph shows the respective market shares of HTF and our competitors as of year-end, 2001:

According to the “Market Research of China Housing Accumulation Fund System Integration Providers” published by China Research Corporation dated June 20, 2002, HTF occupied 42.5% of the housing accumulation fund software market in 2001.  HTF entered the market in 1997.

Competition in the Credit Guarantee Software Market

We are not aware of any other commercial software company that offers a product in direct competition with our credit guarantee software in China. Some credit guarantee centers have begun to use software platforms similar to ours; however, we believe that such platforms do not have the technical function, work-flow definition and product flexibility offered by our product.

Competition in the Family Planning Software Market

Our closest competition in the family planning software market is Shenzhen WanGuo Software, which developed the “Pregnant-age Women Pregnancy Planning Information Management System” in 1998 for customers such as Shenzhen Municipal Population Planning Commission which is part of Shenzhen Municipal Government and its subsidiaries. Due to the lack of post-sale service, however, Shenzhen Municipal Government has stated that it will change to a new system.

Another major competitor of ours is Shenzhen MaiKeLong: This company has a special relationship with the National Population Planning Commission. Their products are currently in use throughout Guangdong province as well as part of Beijing Municipality and Fujian Province. We believe that Shenzhen MaiKeLong is our most powerful competitor.

There are also a number of companies whose products are marketed only on a local or regional basis. These include: Luzhou HongSheng Technology, whose software products are only promoted in the 52 counties of Luzhou Municipality; Guizhou XinTian PC, which is located in Zunyi Municipality and its 13 counties; Zhengzhou YueTai Software, which is a local company whose products are sold in Henan Province; and Hunan JinQiao Software, which is a subsidiary of the Hunan Province Population Planning Commission.

Competition in the Property Management Software Market

Currently, there are three types of entities in China which are engaged in the development of property management software. The first category includes professional software companies, such as Huangzhou Aowei, HTF and Chuanda Software.  The second category of entities currently involved in developing property management software is non-professional computer companies. Although such companies can develop systems for their customers, they lack the ability to maintain and update the software and focus on marketing hardware rather than software. The third category of property management software developers consists of government Housing Departments, which sometimes employ their own professionals to design and develop the software they use. In many cases, Housing Departments rely upon a single professional for software development and system maintenance, and therefore are limited by a lack of resources.

Research and Development Activities

Most of our products were originally developed according to specifications supplied by a particular customer, who also typically provides funding for the projects. If we judge that certain products have long-term market promotion value, we may invest additional time and our own resources in order to improve and commercialize them.  In 2003, we invested an aggregate of $125,266 (RMB1,040,000) in research and development activities, 65% of which was used for improving our Housing Accumulation Fund and Property Management software and 35% of which was used to develop our credit guarantee and family-planning software.  In addition, we received $525,998 (RMB 4.35 million) from our clients for research and development.  In 2004, we invested an aggregate of $179,339 (RMB 1,484,300) in research and development activities, 58% of which was used for the improvement of our credit guarantee software and 42% of which was used for the improvement of our Housing Accumulation Fund Management Software. We also received $108,827 (RMB900,000) from our clients for research and development. As of December 31, 2004, we employed 33 people who were engaged in research and development activities.

Intellectual Property

All of our products are protected under the PRC Copyright Law, which was enacted by the General Committee of the PRC National People’s Representative Committee in 1991, and the PRC Computer Software Protection Regulations (“Software Regulations”) promulgated by the PRC State Counsel in 2001.

Under the PRC Copyright Law, a copyright protects both the design of a software product and the name of the product.  Copyrights are granted for a term of 50 years from the date of first publication or, if there is no publication, from the date of development.  Publication is not necessary to obtain copyright protection in the PRC.

Under the PRC Copyright Law, a copyright entitles its owners to obtain various injunctions against infringers.  These include an injunction against further infringement, an injunction to preserve evidence of infringement and an injunction freezing the infringer’s bank accounts.  In addition, an aggrieved copyright owner can also seek monetary damages, either by means of a lawsuit or through arbitration.  As previously discussed, there are many uncertainties in China’s legal system, and enforcement of intellectual property rights has been difficult.  In the event that we are unable to enforce our copyrights, we might not be able to obtain one or more of the foregoing forms of relief.

We have registered the following products with the National Copyrights Bureau of the PRC.

Registered Names	Registered No.	Date of Issuance and Term
1. HOUSING property exchange and information management system V2.0	Registered No. 2001SR0147 Soft. No.0007080	01/15/2001;50 years from 08/01/2000
2. HOUSING accumulation fund management software (Office version) V 1.0	Registered No. 2001SR0145 Soft. No.0007078	01/15/2001;50 years from 09/01/2000
3. HOUSING accumulation fund management center software (C/S version) V3.0	Registered No. 2001SR0222 Soft. No.0007155	01/31/2001;50 years from 04/13/1998
4. HOUSING Estate Property Management Software V2.0	Registered No. 2001SR0146 Soft. No.0007079	01/15/2001;50 years from 08/01/2000
5. HOUSING® House Property Application Information Management (IC card) System (C/S Version) V1.0	Registered No. 2001SR0138 Soft. No.000138	06/10/2002;50 years from 11/10/2001
6. HOUSING® accumulation fund personal loan management system V1.0	Registered No. 2001SR1184 Soft. No.001184	07/12/2002;50 years from 10/08/2001
7. HOUSING® Record Management V1.0	Registered No. 2001SR1205 Soft. No.001205	07/15/2001;50 years from 09/10/2001
8. HTF OA system V1.0	Registered No. 2001SR0464 Soft. No.005555	01/20/2003;50 years from 06/06/2002
9. HTF Population& Family-planning Management Software V2.0	Registered No. 2003SR12654 Soft. No.017745	12/09/2003; 50 years from 05/01/2003
10. CGC Credit Guarantee Management Information System (GMIS) V1.0	Registered No. 2001SR12275 Soft. No.017366	12/02/2003; 50 years from 08/01/2003
11. HOUSING® Subsidy Management System V3.3	Registered No. 2001SR9331 Soft. No.014422	09/01/2003; 50 years from 01/27/2002

We are the sole owner of all of the above copyrights except our CGC Credit Guarantee Management Information System, which we own jointly with the Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center.  Under the PRC Copyright Law, ownership rights to software vest in the party which develops the software unless otherwise agreed to.  In the event that the two or more parties collaborate in developing software, then ownership rights to various portions of the software will vest in the respective party responsible for developing such portions or, if the portions are not severable, then jointly in all of the parties.  In cases of joint ownership, rights and licensing fees are apportioned either pro rata or as otherwise agreed by the parties.

The following software products of HFT are registered with Shenzhen Software Industry Association, which is an organization approved by the PRC Ministry of Information. Registration with the Shenzhen Software Industry Association is recognized all over China.

Software Registered Names	Registration No.
HOUSING accumulation fund management center software (C/S Version) V3.0	SZ DGY-2001-0056
HOUSING property exchange and information management SoftwareV4.0	SZ DGY-2001-0058
HOUSING Accumulation Fund management software (Unit version) V 1.0	SZ DGY-2001-0057
HOUSING Property Management Software V2.0	SZ DGY-2001-0059
HOUSING accumulation fund management software (Unit Version)	SZ DGY-2003-0156
HOUSING accumulation fund management center software V 3.60	SZ DGY-2003-0157
HTF Population and Family-planning Management Software V2.0	SZ DGY-2003-0523
HTF Credit Guarantee Management Software V1.0	SZ DGY-2003-0582

Vendors and Suppliers

We make advances to certain of our suppliers for our purchases of materials in order to receive bulk discounts and reserve the unit cost of our supplies at a lower price.  Our relationship with our vendors and suppliers is good, and we are not aware of any circumstance which would cause any of our vendors or suppliers to discontinue doing business with us. Our products consist largely of intangible technology and data, accordingly, our supply needs, which consist mostly of data storage media and packaging materials, are minimal and can be easily be satisfied by many different vendors.

Employees

As of January 31, 2005, we had 68 full-time employees, including 8 management employees, 33 employees engaged in technology research and development, 19 employees engaged in sales and marketing and 8 administrative employees. All of our employees have signed confidentiality and non-competition agreements and employment agreements with HTF. We believe that our relationships with our employees are good.

Development and Operating Strategies

Our development strategy will be to:

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Continue to develop specialized applications software products in partnership with our clients.

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Maintain our positions in the Housing Accumulation Fund software market and the credit guarantee software market, and continue to increase our market share for these products.

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Achieve product diversification and economies of scale by acquiring other software companies and consolidating their operations with our own.

Our business plan contains the following specific operating strategies:

Marketing Strategy

Our products and services are currently marketed and sold directly to our customers primarily through our employee sales force.  Our sales representatives identify and contact potential customers by telephone, brochure mailings, and personal meetings.  Potential customers are also invited to visit our facilities.  In addition, we participate in various activities organized by the administrative bureaus to explore new business opportunities.

The specifics of our marketing strategy are as follows:

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Monitor changes in market demand to be able to timely establish and adjust our marketing system and sales network.

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Continue to target government and other large, “strategic” clients through joint design and development efforts.

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Develop strategic partnerships with other well-known, reputable information technology manufacturers.

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Promote our products through media, our company website and industry exhibitions.

Sales Strategy

Since our applications software is industry specialized, our basic sales model principally focuses on the “direct sale” method, complemented by agent sales.  Our main sales technique is to provide individual clients with targeted, integrated solution plans for achieving their computerization objectives.

Pricing Strategy

We currently employ three different pricing strategies:

Pricing policy:  for products with the same technology content as competitors, we will generally set our price at the same level as or slightly higher than that of the highest-priced competitor. It is our policy not to engage in, or precipitate, any price wars with other companies; however, we may occasionally offer lower prices in order to gain customers who we feel would have an important influence on our long-term development strategy.

Pricing by the size of customers:  Usually the larger the customer, the higher the expense for software installation, testing, training and maintenance; accordingly, we set different levels of prices based on the size of our customers. In the case of Housing Accumulation Fund software, the size of the user is directly related to the number of employees participating in the fund; the larger the number of employees, the higher the price we charge for our software.

Pricing by the software module:  Each module of our software has a separately quoted price.  Customers can choose to purchase different modules according to their needs.

We do not charge separately for systems integration or training services related to sales of our products.  We do charge for such services when they are provided in connection with sales of other companies’ products; such charges are recognized as part of the overall price charged for the products.

Product Strategy

Our business plan includes the following strategies for product development:

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Continuously invest in product research and development: and develop new generations of software systems that fit future business models.

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Pursue development of a number of different products.

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Study competitors and their products and promote innovation and originality in our product concept and technology.

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Develop different versions of our software specifically designed for various different groups of users.

Strategic Alliances

In 2004, approximately 23% of our revenues were from sales of value-added services pursuant to our strategic alliances with other information technology companies.  In addition, our strategic alliances have provided us with funding to develop new products, such as our credit guarantee software.

By developing strategic partnerships with other software companies, we believe that we can broaden and expand the potential markets for our products and enhance their competitive position in the marketplace.

We currently have the following strategic alliances:

We are a licensed “Microsoft® OEM System Builder”, which allows us to make bundled sales of Microsoft® Windows and SQL Server together with our own products. As an authorized member of the “Microsoft® dealer coalition,” we can also sell other Microsoft® software products on a stand-alone basis. Our Housing Accumulation Fund software received a Windows® Server 2003 product certification, which grants us the right to use the “Windows®2003” logo in conjunction with sales of our own products.  We believe that this significantly increases the value of our products.

On August 30, 2003, we signed a PartnerWorld Agreement with IBM, pursuant to which we pair the IBM P-server in conjunction with our Housing Accumulation Fund software to create the “IBM-HTF Housing Accumulation Fund System Solution.”

Lenovo Group is China’s largest information technology manufacturer. On March 24, 2003, HTF entered a Cooperative Agreement with Lenovo and became a value-added service provider of Lenovo’s server storage products.  Together with Lenovo, we provide data storage solutions for clients in such market sectors as government, education, enterprises, finance, telecommunications, etc.  Under the terms of the agreement, we are entitled to sell Lenovo’s products with Lenovo’s brand as an independent sales agent and bundled products which incorporate Lenovo’s products.  We purchase Lenovo’s products at up to a 15% discount, depending on the quantity purchased and other factors.  We also provide our own maintenance services to purchasers of such products.  We believe the partnership has helped us to grow our systems integration revenue, which reached $631,000 (RMB 5.2 million) in 2003. Our systems integration revenue decreased to $325,800 in 2004, primarily as a result of Lenovo’s decision to subdivide HTF’s territory into three districts.

On November 12, 2002, HTF and Shenzhen Small-to-Medium-Sized Enterprises Credit Guarantee Center signed a Cooperative Development Agreement for the purpose of developing a Credit Guarantee Information System for SMEs.  Under the agreement, both parties jointly own the copyright of the cooperative product and share the post-tax profits from sales of the product at the rate of 20% for the Center and 80% for HTF until the expiration of the copyright. The term of the contract is from August 1, 2003 to December 31, 2052.

We intend to continue to pursue strategic partnerships with other domestic and international information technology companies.

Strategic Acquisitions

We intend to supplement our internal growth strategies by pursuing acquisitions of other software companies.  We believe that such acquisitions will provide the following benefits:

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Enable us to quickly enter new markets by providing us with existing marketing and distribution systems;

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Help us to expand and diversify our product lines while reducing the risks and uncertainties associated with the development of new software products;

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Enable us to achieve economies of scale by consolidating technologies, facilities and human resources; and

•

Help us to build brand recognition by expanding our customer base and market presence.

We believe that the fragmented nature of the software market in China will provide attractive opportunities for consolidation due to the large number of small, specialized companies currently in existence.

In evaluating potential acquisition targets, we will seek out companies with strong management teams and innovative, well-designed products.  We anticipate looking to venture capital firms, which may be interested in selling their holdings in start-up software companies, and managers of office parks where many software companies are located, as well as other parties, as potential sources for finding acquisition candidates.

Item 2              Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes appearing elsewhere in this Report. This discussion and analysis contains predictive statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these predictive statements as a result of these risks and uncertainties.

Overview

The Company was incorporated under the Company Act of British Columbia, Canada, on December 23, 1991, and is listed on the National Association of Securities Dealers over-the-counter Bulletin Board under the symbol “MBYTF”.   The Company was engaged in business communications services and electronic media service business for several years until the Company sold its Business Communications Services assets on September 1, 2003, MBI and closed its Electronic Media Services operations on February 27, 2004, as a result of a decrease in revenue primarily due to weakened demand for fax based services, the impact of competition, and system outages that led to customer attrition.  The Company ceased all Electronic Media Services operations on February 27, 2004.

On June 30, 2004, the Company wound up and dissolved MBI, and continued to consolidate its liabilities because it did not have sufficient working capital to continue operations and could not raise additional capital.  Since that time, the Company’s management has been exploring business and capital raising opportunities.

On March 15, 2005, the Company entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey corporation, under which the Company issued 139,246,065 shares of restricted common stock for gross proceeds of $70,000 USD (the “Warner Private Placement”). Proceeds received under the Warner Private Placement were used to meet general obligations of the Company.  As of March 31, 2005, the Company did not have any subsidiaries and had no business operations.

Pursuant to a Share Exchange Agreement dated as of August 1, 2005, the Company acquired 100% of China International Enterprises Corp. (“CIEC”).  CIEC was incorporated in the State of Delaware on January 13, 2005 and it is a holding company for, and owns 100% of, XHT.  XHT is a holding company for, and owns 100% of, HTF.  HTF was founded in the PRC on July 5, 1995, under the name of “Shenzhen Guangba Trade Development Co., Ltd” and changed its name to “Shenzhen Hengtaifeng Technology Co., Ltd.” on May 12, 2000. HTF is a provider of special-use applications software and systems integration services in China.  HTF developed and produce Housing Accumulation Fund software and credit guarantee management software products.  HTF also developed family planning and property management software and sell value-added systems integration services pursuant to strategic alliances with other software companies.  HTF is headquartered in Shenzhen, China and has established a sales network in northern and southern China through its Beijing and Kunming branch offices.

On January 31, 2005, CIEC acquired 100% of XHT pursuant to the Share Exchange Agreement in exchange for 9,000,000 shares of CIEC's common stock.  As a result of that transaction, HTF became a wholly-owned subsidiary CIEC.

Following the August 2005 Share Exchange, the Company became the ultimate holding company of HTF and HTF became an indirect wholly-owned operating subsidiary of the Company.

Results of Operations for HTF

Fiscal Years Ended December 31, 2004 and December 31, 2003

Sales and Gross Profit

Net sales for the fiscal year ended December 31, 2004 were approximately $1,373,079 compared to approximately $2,206,757 for the fiscal year ended December 31, 2003, a decrease of $833,678 or approximately 37.8%. The primary reasons for the decrease in net sales in 2004 were the absence of sales of our property management software, which generated $525,000 in revenues in 2003, and a $305,200 decrease in systems integration revenue and a decrease of $130,300 in sales of our Housing Accumulation Fund software.  The decrease in systems integration revenue in 2004 primarily resulted from the decision by our strategic partner, Lenovo, to subdivide the district in which HTF is located into three districts, thereby reducing the amount of systems integration work assigned to us.  The decrease in sales of Housing Accumulation Fund software was primarily due to a reorganization of the Centers by the PRC State Counsel in 2004, which temporarily diverted the Centers’ efforts towards effecting the transition. Under the reorganization, certain Centers at the county level were consolidated with Centers at the municipal level. Sales of our credit guarantee software in 2004 increased by $85,000, or 243%, from $35,000 in 2003.  The increase was primarily due to completion of the initial development of the product, which commenced sales in the third quarter of 2003, and an increase in the number of sales agents devoted to the product.  In addition, sales of our family planning software, which was developed in 2003 and commenced sales in 2004, increased to $54,600 from $0 in 2003.

Sales of value-added systems integration services bundled with other companies’ products decreased from $631,000 in 2003 to $325,800 in 2004, primarily as the result of Lenovo’s decision to subdivide our territory, thereby reducing the amount of systems integration services business assigned to us.

Sales of property management software decreased from $36,000 in 2003 to $0 in 2004.  Sales of property management software have been sporadic, and we have not focused our efforts on this product.

Gross profit for the fiscal year ended December 31, 2004 was approximately $995,403, compared to $1,314,819 for the fiscal year ended December 31, 2003, a decrease of $319,416, or approximately 24.3%, from the year ended December 31, 2003. The decrease in gross profit was primarily due to the decrease in sales and revenues as mentioned above.

For the fiscal year ended December 31, 2004, approximately 47% of sales were made to our 10 largest customers, approximately 30% of our sales were made to our 5 largest customers and approximately 7% of sales were made to our largest customer. For the fiscal year ended December 31, 2003, approximately 59% of our sales were made to our 10 largest customers, approximately 45% of our sales were made to our 5 largest customers and approximately 24% of sales were made to our largest customer.

Approximately 74.5% of sales of Systems Integration Services were made to our 10 largest purchasers and 55.3% of sales were made to the 5 largest purchasers of the services.

Approximately 67.9% of sales of Housing Accumulation Fund software were made to the ten largest purchasers and 46.2% to the five largest purchasers of this product.

All sales of Credit Guarantee software were made to ten customers, and approximately 73.9% of sales were to the five largest customers for this product.

All sales of family planning software in 2004 were made to fewer than five customers.

Cost of Sales

Cost of sales in the fiscal year ended December 31, 2004 decreased to approximately $377,676, or approximately 57.7%, from approximately $891,938 in the prior year, primarily due to the decrease in systems integration revenue.

The changes in cost of revenues are attributable to changes in sales levels for each category of products: the cost of revenue of housing accumulation funds software in 2004 decreased to $131,561 from $304,562 in 2003 because the demand for that software decreased from 2003 to 2004; the cost of revenue for credit guaranty software increased to $13,167 in 2004 from $4,953 in 2003 as a result of a rapid increase in sales for credit guaranty software from 2003 to 2004.  There was no revenue, and therefore no cost of revenue, for family planning software in 2003.  The cost of revenue for the family planning software was $1,855 in 2004.  The cost of revenue for property management software was $72,772 in 2003 and $0 in 2004, since there were no sales of the product in 2004.  The cost of revenues for IT products and systems integration services was $503,604 and $223,355, respectively.  The decrease was a result of the decrease in sales.

Selling, General and Administrative Expenses

Selling, general and administrative expenses in the fiscal year ended December 31, 2004 were approximately $947,513, or approximately 69% of net sales, compared to approximately $586,452, or approximately 26.6% of net sales, for the fiscal year ended December 31, 2003.

The increase in selling, general and administrative expenses primarily resulted from the increase in bad debt expense as a result of increasing the Company’s Allowance for Accounts Receivable from $11,860 in 2003 to $188,197 in 2004, professional expenses of $96,800 incurred in 2004 (as compared to no such expenses in 2003) as a result of the Company’s decision to restructure and become a reporting company in the United States and an increase in employee traveling expenses from $17,989 in 2003 to $79,337 in 2004.

Income Taxes

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau and we were exempted from all income tax during the fiscal years ended December 31, 2003 and 2004.  We will pay one-half of the regular tax rate of 15% during the fiscal years ending December 31, 2005 through December 31, 2007 and the regular tax rate for fiscal years occurring after December 31, 2007.

Liquidity and Capital Resources

As of December 31, 2004, we had a short term loan payable in the amount of $121,000 to a non-related party.  The loan is unsecured, non-interest bearing and due on demand.

We currently finance our operations and capital expenditures through cash flows from operations and short term loans.  Net cash provided by operating activities for the fiscal year ended December 31, 2004 was $213,556 as compared to $188,694 for the fiscal year ended December 31, 2003.

The increase in net cash provided by operating activities in 2004 was primarily a result of a reduction in accounts receivable, an increase in deposits and decreases in payables during 2004, which more than offset a reduction in net income in 2004.

Net cash used in financing activities for 2004 was $554,334 as compared to $674,709 for 2003. The increase in net cash used in financing activities in 2004 was primarily a result of our making an aggregate of $910,573 in payments in 2004 on a note, compared to $5,424 of payments made in 2003, and a decrease in 2004 in proceeds received from loans by non-related parties of $524,548, offset by our receipt of proceeds from loans from officers and shareholders of $199,620 in 2004, an increase of $125,226 over the $74,394 received in 2003.

As discussed elsewhere in this Prospectus under the heading, “Risk Factors,” we anticipate that we will need to raise approximately $5 million to finance our operations over the next 12 to 18 months; although we intend to obtain the financing through sales of our securities, we cannot ensure that we will be able to do so.

Accounts Receivable

The decrease in accounts receivable from $475,299 for the fiscal year ended December 31, 2003 to $255,290 for the fiscal year ended December 31, 2004 is primarily attributable to the decrease in net sales from 2003 to 2004 and an increase in the allowance for doubtful accounts.  The allowance for doubtful accounts was increased upon re-evaluation of our accounts receivable at December 31, 2004, based upon circumstances as they existed, including dealings with the customers, age of the receivables and financial status of the customers.

The increase in other receivables from December 31, 2003 to December 31, 2004 from $68,708 to $236,352 was primarily due to the sale of property as described in Note 5 of the audited consolidated financial statements.

Inventory

Total inventory remained constant between the fiscal year ended at December 31, 2004 ($312,046) and the fiscal year ended December 31, 2003 ($329,561); however, raw and packing materials decreased from $217,604 in 2003 to $130,940 in 2004 as a result of the decrease in total revenues from $2,206,757 in 2003 to $ 1,373,079 in 2004. The finished goods increased from $9,562 in 2003 to $85,985 in 2004, mostly due to an increase in unsold Housing Accumulation Funds software, which remains in stock.

Accounts Payable

Accounts payable and accrued expenses decreased from $84,470 as of December 31, 2003 to $17,650 as of December 31, 2004, primarily as a result of a decrease in our purchases of materials.

Six Months Ended June 30, 2005

Sales and Gross Profit

Net sales for the six months ended June 30, 2005 were approximately $425,912 compared to approximately $648,351 for the six months ended June 30, 2004, a decrease of $222,439 or approximately 34%. The decrease in net sales in 2005 was primarily attributable to the decrease in the net sales of our Housing Accumulation Fund Software (approximately $138,735) and IT products and System Integration Services (approximately $105,922). The primary reason for the decrease in sales of Housing Accumulation Fund Software is that we have been focusing on the research and development of the new platform based Housing Accumulation Fund Software, which we believe has better market potential.  Sales of IT products and System Integration Service decreased primarily as the result of the transition in our targeted customer market from distributors to end users and a shift in our line of products from computer storage equipment to computer servers.

Sales of our credit guarantee software for the six months ended June 30, 2005 increased by $27,302, or 45%, from $61,261 for the six months ended 2004. The increase was primarily due to increased market demand for such products.

In accordance with our revenue recognition policy, we did not report any sales of property management software for the six months ended June 30, 2005 because the revenue from such sales has not been recognized.

Gross profit for the six months ended June 30, 2005 was approximately $290,587, compared to $446,570 for the six months ended June 30, 2004, a decrease of $155,983, or approximately 34.9%.  The decrease in gross profit was primarily due to the decrease in sales and revenues as mentioned above.

For the six months ended June 30, 2005, approximately 51% of sales were made to our 10 largest customers, approximately 35% of our sales were made to our 5 largest customers and approximately 14.5% of sales were made to our largest customer. For the six months ended June 30, 2004, approximately 52% of our sales were made to our 10 largest customers, approximately 43% of our sales were made to our 5 largest customers and approximately 15.5 % of sales were made to our largest customer.

During the first six months of 2005, approximately 45% of sales of Housing Accumulation Fund software were made to the ten largest purchasers and 34% to the five largest purchasers of this product.

During the first six months of 2005, approximately 21% of all sales of credit guarantee software were made to ten customers and approximately 14% of all sales were to the five largest customers for this product.

During the first six months of 2005, approximately 22% of sales of IT products and Systems Integration Services were made to our ten largest purchasers and 15% of sales were made to the five largest purchasers of the services.

Cost of Sales

Cost of sales for the six months ended June 30, 2005 decreased to approximately $135,325, or approximately 33%, from approximately $201,781 for the six months ended June 30, 2004.

The changes in cost of revenues are attributable to changes in sales levels for the following categories of our products: the cost of revenue of Housing Accumulation Funds software in the first six months of 2005 decreased to $20,726 from $51,940 in the first six months of 2004 because of the decrease in the sales due to the changes in our product line, as mentioned above.  The cost of revenue for credit guaranty software decreased to $2,158 in the first six months of 2005 from $10,783 in 2004 because of the inclusion in 2004, due to a corresponding delay in revenue recognition, of costs which would have been accounted for in 2003, which resulted in higher costs reported for that period; there was no such adjustment in costs required in the first six months of 2005.  The cost of revenues for IT products and systems integration services was $112,441, a decrease of approximately $14,419 from $137,960 for the same period in 2004.  The decrease was a result of the decrease in sales. There was no revenue, and therefore no cost of revenue, from sales of family planning software or property management software in the first six months of 2005.

Selling, General and Administrative Expenses

Selling, general and administrative expenses in the six months ended June 30, 2005 were approximately $314,007, or approximately 74% of net sales, compared to approximately $169,124, or approximately 26% of net sales, for the fiscal year ended June 30, 2004.The increase in general and administrative expenses primarily resulted from transactional expenses associated with the August 2005 Share Exchange.

Income Taxes

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau and we will pay one-half of the tax rate of 15% during the fiscal years ending December 31, 2005 through December 31, 2007 and the tax rate of 15% for fiscal years occurring after December 31, 2007.

Liquidity and Capital Resources

As of June 30, 2005, we had a short term loan payable in the amount of $78,650 to a non-related party.  The loan is unsecured, non-interest bearing and due on demand.

We currently finance our operations and capital expenditures through cash flows from short term loans and operations.

Net cash used by operating activities for the six months ended June 30, 2005 was $408,821, as compared to $334,688, for the six months ended June 30, 2004. The decrease in net cash provided by operating activities in the first six months of 2005 was primarily a result of additional expenses associated with the August 2005 Share Exchange and an increase in inventory.

Net cash used in financing activities for the first six months of 2005 was $441,650, as compared to $252,060 for the first six months of 2004. The increase in net cash used in financing activities in the first six months of 2005 was primarily a result of our making an aggregate of $441,650 in payments in the first six months of 2005 on short term loan, compared to $252,060 of payments made in the same period of 2004.

As discussed elsewhere in this report under the heading, “Risk Factors,” we anticipate that we will need to raise approximately $5 million to finance our operations over the next 12 to 18 months; although we intend to obtain the financing through sales of our securities, we cannot ensure that we will be able to do so.

Accounts Receivable

The increase in accounts receivable from $255,290 at December 31, 2004 to $585,189 for the six months ended June 30, 2005 is primarily attributable to an increase in the allowance for doubtful accounts at December 31, 2004, which resulted from slower collections and loans to a non-related party.  The allowance for doubtful accounts for the interim period ended June 30, 2005 has not been adjusted to account for the ages of receivables.

The increase in other receivables from $236,352 at December 31, 2004 to $352,062 at June 30, 2005 resulted primarily from loans to a non-related party.

Inventory

Total inventory increased to $652,865 at June 30, 2005 from $312,046 at December 31, 2004.  Raw and packing materials increased from $130,941 at December 31, 2004 to $340,135 at June 30, 2005 as a result of delays in our receipt of certain raw materials which had been paid for in 2004.  Finished goods decreased from $85,486 at December 31, 2004 to $79,715 at June 30, 2005 primarily due to delayed recognition of such goods as a cost of sales, which resulted from delayed recognition of revenues from such sales.

Accounts Payable

Accounts payable and accrued expenses decreased from $17,650 at June 30, 2004 to $14,556 at June 30, 2005, primarily as a result of the fulfillment of payment obligations as they became due.

Cash

Cash and cash equivalents decreased from $191,165 at December 31, 2004 to $126,869 at June 30, 2005, primarily as a result of the payment of expenses associated with the August 2005 Share Exchange, which was offset by the short term loan obtained in January 2005.

Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments.  See note 1 to our consolidated financial statements, “Summary of Significant Accounting Policies.”  Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.  Actual results may differ from these estimates under different assumptions or conditions.  We believe that the following reflects the more critical accounting policies that currently affect our financial condition and results of operations.

Revenue Recognition

CIEC's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

License Revenue.  CIEC recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer.  Once the amount of the revenue for each element is determined, CIEC recognizes revenues as each element is completed and accepted by the customer.  For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue.  Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year.  Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue.  The maintenance revenue was insignificant during 2004 and 2003.

Accounting for Long-Lived Assets

Effective January 1, 2002, we adopted Statement of Financial Accounting Standards No. 144,  "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting  the  Results of Operations for a Disposal of a Segment of a Business. "We periodically evaluate the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on our review, we believe that, as of December 31, 2004 and 2003, there were no significant impairments of our long-lived assets.

Bad debts

Our business operations are conducted in the PRC. During the normal course of business, we extend credit to our customers based upon our assessment of their credit worthiness and generally do not require collateral.

Item 3

Description of Property

Following the termination of the Company’s operations, the Company has no operating leases for office premises since December 31, 2004, except for the following HTF leases and real property ownership.

We lease approximately 640 square meters of space for HTF’s executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years beginning on February 25, 2003 and ending on February 24, 2006.  The monthly rent under the lease (including property management and air conditioning maintenance fees), is approximately $4,398 (RMB 36,400) and is subject to adjustment by the landlord.  The lease is renewable for an indefinite period of time upon one month’s prior notice. We receive a government rent subsidy of approximately $1,544 (RMB 12,780) per month until February, 2005 under the 2003 Agreement for the Entrance of Software Enterprises into Shenzhen Software Enterprise Zone.

On December 15, 2003 HTF entered into a purchase agreement for approximately 600 square meters of space to which was to be used as our executive offices and for operations at Shenzhen  Municipal Tian’an Digital Chuang Ye Garden Suite A, Room 802. The property was purchased for $513,577 (RMB 4,250,724).  In connection with the purchase, Mr. Li Yuan Qing obtained a loan from China Xing Ye Bank, Shenzhen Xiang Mi Hu Branch in the amount of $359,129 (RMB 2,970,000) for HTF and HTF granted a mortgage on the property to secure repayment of the loan. The Company sold the property on April 20, 2005 for $540,050 (RMB4,463,230). The mortgage on the property was released prior to the time of the sale.

HTF leases a sales office of approximately 160 square meters in Beijing, China from Zhong Qing Property Management Co., Ltd. on a year-to-year basis. The current term is from January 1, 2005 to December 31, 2005 at a monthly rent of $1,560 (RMB 12,900) (including management and air-conditioning maintenance fees).

HTF also owns approximately 170 square meters of office space at Room 202 and 702 of Xu Yuan #27, Unit 4 of Sunny Garden, Dian Chi Rd, Kunming, China. The property is used as a sales office.  HTF purchased the property for $25,227 (RMB 209,027.73) on January 15, 2001. On November 5, 2003 HTF paid another $3,560 (RMB29,461) for the property to fill the shortfall between the commercial property price and governmental subsidized property price as local real property policy requires.

Item 4

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of August 15, 2005, certain information with respect to the beneficial ownership of the voting securities by (i) any person or group owning more than 5% of the Company's securities, (ii) each Director, (iii) each executive officer and (iv) all executive officers and Directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Yuan Qing Li (Director) Sutie 2911 – 2912, 29th Floor Two International Finance Centre No. 8 Finance Street Central, Hong Kong	Common Stock	345,600,000	50.36%
Zhen Liang Qiu Building 86-306 Yuanling Xincun Futian District Shenzhen,, PRC	Common Stock	172,800,000	25.18%
Ling Chen 5-402 Chiwei Building South Huaquiang Road Shenzhen, PRC	Common Stock	57,600,000	8.39%
Xin Yue 701 East Linden Ave. Linden, New Jersey 07036	Common Stock	16,000,000	2.33%
Yi Zhang 701 East Linden Ave. Linden, New Jersey 07036	Common Stock	6,400,000	0.93%
American Union Securities, Inc. 100 Wall Street, 15th Floor New York, New York 10005	Common Stock	19,200,000	2.8%
John Leo (Director) American Union Securities, Inc. 100 Wall Street, 15th Floor New York, New York 10005	Common Stock	6,400,000	0.93%
Cranberry Heights Group Ltd. RP3 Box 3087 East Stroudsburg, Pennsylvania 18301	Common Stock	12,800,000	1.87%
Ming Liu(Director) 136-14 Northern Blvd. Suite 8E Flushing, New York 11354-6514	Common Stock	1,280,000	0.187%
All Directors and Officers of the Company as a group (7 persons)	Common Stock	604,080,000(2)	59.87%

(1) Computed based upon a total of 686,283,977 shares of common stock outstanding as of August 15, 2005.

(2) Includes 57,600,000 shares owned by Ling Chen, Mr. Yuan Qing Li’s wife.

Item 5

Directors and Executive Officers, Promoters and Control Persons

According to the By-laws of the Company, 25% of the directors of the Company must be residents of Canada.  A majority of the directors of any committees of the Company must also be resident Canadians.  Furthermore, if any of the securities of the Company are traded in the public market, at least one director must not be officers or employees of the Company or any of its affiliates.

The Company plans to add additional officers and directors in the next several months, during which time the Board of Directors will interview suitable candidates.  Except for John Leo and Ming Liu, each of the Company's current officers and directors are residents of China.  As a result, it may be difficult for investors to effect service of process within the United States upon them or to enforce in the United States court judgments obtained against them in the United States courts.  The following are the officers and directors of the Company following the close of the August 2005 Share Exchange:

Name	Position(s)	Age
Yuan Qing Li	Chairman, President and Director; Executive Director of XHT Chairman of HTF	36
Jian Ping Wu	Director; Executive Officer of HTF	33
Ming Liu	Director	30
John Leo	Director and Secretary	40
Ding Hong Shen	Director and Chief Financial Officer; Chief Accounting Officer, Director and Financial Manager of HTF	36
Ling Chen	Director - XHT	38
Qing Biao Yu	Secretary of CIEC	37
Zhen Liang Qiu	Director and Member of XHT	44
Xin Yue	Director of HTF	41
Ning Xiang Chen	Director of HTF	37
Ping Ma	Director of HTF	39

Yuan Qing Li has been the Chairman and President of Moving Bytes since August 2005, the Executive Director of XHT since 2004 and the Chairman of HTF since 2003. He has been a director of HTF for more than five years and was the CEO of HTF from 2000 to 2004. Mr. Li has also served as the Director of Jiangsu Qi Hang Digital Control Engine Bed Co., Ltd. and Jiangsu Zhenjiang Xinzhou Mechanics Factory, and as the Executive Director of Hengtaifeng International Holdings Co., Ltd. He graduated from Shenzhen University in 1989 and earned an Executive MBA degree from Zhongshan University in 2003.

Jian Ping Wu has been a Director of CIEC since January 2005. She has also served as the CEO of HTF since January 1, 2005. Ms. Wu has served as the Manager of Credit Guarantee Department of HTF and the Vice President of HTF from 2003 to 2004. She was the Vice President of Shenzhen Municipal Pu Da Technology Co., Ltd., an enterprise engaged in the development and sale of office management software and client source management software, from 2001 to 2003, a member of the Project Research Staff of Shenzhen Saibo Technology Co., Ltd., an applications software company specializing in networking software, from 2000 to 2001 and the Sales Manager and Manager of the Market Department of Shenzhen Shu Ju Tong Computer Network System Co., Ltd. from 1999 to 2000.

Ming Liu is a business professional having served with several technology companies. During 2004 Mr. Liu was Secretary of Advanced Battery Technologies Inc. (OTCBB: ABAT). Prior to this he was Vice President of Heilongjiang Zhongqiang Power Tech. China from 2002 to 2004 and Vice President of Haerbin Ridaxing Science & Tech. Co., Ltd. China from 1999 to 2002. Mr. Liu is currently a Director of Advanced Battery Technologies Inc.

John Leo is the founder and President of American Union Securities, Inc. ("AUS"). AUS is an NASD member firm, which specializes in identifying successful private companies in China that have the potential to be a successful public company in the US. Prior to starting AUS Mr. Leo was the founder and managing member of Venture Capital Partners, LLC ("VCP"), a private merchant banking and consulting firm. VCP provided various advisory services to both late stage private companies and small to mid-sized public companies. From 1997 through 2001 Mr. Leo worked as a market maker trading Pink Sheet, OTC Bulletin Board (“OTCBB”), and NASDAQ listed securities as well as IPO's. Mr. Leo has an extensive background in securities trading and the financial transaction business. He became a registered representative in 1987 focusing on small to midsize companies, private placements and secondary offerings. He has previously worked for several full service investment banking and brokerage firms, as well as wholesale and proprietary trading firms, as a principal and as a market maker.

Ding Hong Shen has been a CFO and Chief Accounting Officer of Moving Bytes since August 19, 2005 and a Director, CFO and Chief Accounting Officer of CIEC since January 2005. She has been Financial Manager of HTF since 2003. From 1999 to 2002 she served as the Manager of He Zhong Heng Software Co., Ltd.

Qing Biao Yu has been the secretary of CIEC since January 2005. During the past five years, he has worked for HTF serving as Assistant Manager of the Technology Department from June 1, 2001 to December 31, 2001, Administrative Manager on Human Resource Administration from January 1, 2002 to December 31, 2002, vice president of HTF and manager of the HTF IT resource department from January 1, 2003 to December 31, 2003; executive vice president of HTF and manager of the HTF IT resource department from January 1, 2004 to December 31, 2004 and vice president of HTF since January 1, 2005. Prior to his joining HTF, he had worked for Jing Zhong Daily as Editor and Director for the Computer Center for over 11 years.

Zhen Liang Qiu is a Director of XHT since its incorporation on May 28, 2004. He has served as both the CEO of Shenzhen Municipal Hope Realization Network Technology Co, Ltd. and the Chairman of Shenzhen Qi Xin Credit Guarantee Co., Ltd. since 2002. He has also served as the CEO of Shenzhen Shengdaxian Development Group Co., Ltd., a provider which has 30% equity of HTF and doing credit guarantee, networks and international trading, from 1994 to date.

XinYue (Steven), 41, has been a Director and Vice President of HTF since 2003. Mr. Yue served as Vice President of Shenzhen Huan Yuan Investment Company in 2003 and Vice President of Zhu Hai Qiao Ke Technology Company from 2002 to 2003.  Prior to that, Mr. Yue was a Director and Managing Vice President of Guangdong Xin Sheng Tong Technology Company from 2000 to 2002.  Prior to that, Mr. Yue was Vice Chairman and CEO of Shanghai Jiu Bai Information Technology Company from 1999 to 2000.

Ling Chen has been a Director of XHT since its incorporation on May 28, 2004 and a Director of HTF since 2003. She served as a Supervisory Officer of Shenzhen Hengtaifeng Industrial Company, the HTF's predecessor company, from 1999 to 2002, and as a Supervisory Officer of HTF from 2002 to 2003.

Ning Xiang Chen has been a Director of HTF and Shenzhen Shengdaxian Development Group Company since 2003. Prior to that, he served as the Manager for the Comprehensive Management Department and the Legal Consultant of Shenzhen Municipal Sheng Long Industrial Co., Ltd. from 1993 to 2003.

Ping Ma has been a Director of HTF and the Manager of the Audit Department of Shenzhen Shengdaxian Development Group Company ("Shengdaxian") since 2003. During the past five years, she has also served as the Financial Manager of Shengdaxian from 2000 to 2005.

Family Relationships

There are no family relationships between or among any executive officer or director of our company or our subsidiaries, except that Yuan Qing Li, our Chairman and President, is the husband of Ling Chen, who is a director of our subsidiary, XHT.

Committees of the Board of Directors

Members of the Board of Directors are elected by the holders of the Company’s common stock to represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring Board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

The Board of Directors of the Company does not have any standing committees.  The full Board of Directors serves as the Audit Committee.  The Audit Committee is directed to review the scope, cost and results of the independent audit of the Company’s books and records, the results of the annual audit with management and the adequacy of the Company’s accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company’s independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters, and to review management's administration of the system of internal accounting controls.  Such reviews are carried out with the assistance of the Company’s auditors and senior financial management.  None of the Company’s directors or executive officers are parties to any arrangement or understanding with any other person pursuant to which they were elected as directors or officers of the Company.

The Company does not currently have a written Audit Committee charter or similar document.

Audit Committee Financial Expert

The full Board of Directors of the Company currently serves as its Audit Committee. The Board of Directors does not currently have an Audit Committee "financial expert" as defined under Rule 401(e) of Regulation S-B because the Company only recently consummated its transaction with CIEC and the Board of Directors is in the process of searching for a suitable candidate for this Board position as well as others.

Item 6

Executive Compensation

Executive Compensation Information for Moving Bytes

The following table sets forth the compensation for the years indicated paid to J. Erik Mustad, our former Chief Executive Officer, and each former executive officer of the Company that earned a salary and bonus for such fiscal year in excess of $100,000 (each, a “Named Former Executive Officer”).  Mr. Mustad and each of the Named Former Executive Officers resigned from the Board of Directors and their positions in the Company following the Warner Private Placement in March 2005.  Immediately prior to the August 2005 Share Exchange, the Board of Directors of the Company consisted of Messrs. John Leo, Hua Kang (David) Zhou and Liu Ming.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year Ended	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($)	Securities Under Options Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP(2) Payouts ($)	All Other Compensation ($)
J. Erik Mustad Chief Executive Officer	2004/12/31 2003/12/31 2002/12/31	Nil $85,000 $72,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Mark M. Smith(3) President, Chief Financial Officer	2004/12/31 2003/12/31 2002/12/31	$150,000 $150,000 $150,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$14,000(4) $400,000(5) Nil

(1) All dollar amounts are in US dollars.

(2) “LTIP” or “long term incentive plan” means any plan that provides compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

(3) Paid to Securities Compliance Inc.

(4) Compensation expense of $14,000 representing the intrinsic value of shares recorded to contracting and consulting services.

(5) Compensation expense of $400,000 representing the intrinsic value of shares and warrants recorded to contracting and consulting services.

The Company has granted stock options to directors, executive officers and employees. See “Options Grants” and “Option Exercises.”

Executive Compensation Information for CIEC, XHT and HTF

Neither CIEC nor XHT currently pays any compensation to its executive officers or Directors.  The following is a summary of the compensation paid by HTF to its CEO for the three years ended December 31, 2004, 2003 and 2002, respectively.  No executive officer of HTF received compensation in excess of $100,000 for any of these three years.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS	LTIP Payouts ($)	All Other Compensation ($)
Li Yuan Quing CEO	2004/12/31 2003/12/31 2002/12/31	13,526 10,077 7,137	1,156 755 309	349 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Director and Executive Compensation Prior to August 2005 Share Exchange

Prior to the March 2005 Warner Private Placement, the Company had no standard arrangement pursuant to which any of the other Directors were compensated by the Company for their services in their capacity as directors except for the granting from time to time of incentive stock options. Directors were entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors makes separate remuneration to any Director undertaking services on behalf of the Company other than services ordinarily required of a director. No Director received any compensation for his services as a director, including any committee participation or special assignments.  The Company’s independent Directors received stock options to purchase common stock of the Company as compensation for their service as directors.  The terms of stock option grants made to independent Directors were determined by the Board of Directors.  See “Option Grants”.

Option grants

The Company did not grant any stock options to executive officers and Directors during the year ended December 31, 2004.

On March 15, 2005, the Company terminated 95,000 Common Stock options previously issued to Thomas Wharton, a Director of the Company, and entered into an Option Agreement pursuant to which it issued options to purchase 3,000,000 shares of Common Stock at an exercise price of $.03 per share to Mr. Wharton.  The Company also entered into an Option Agreement with Mark Smith pursuant to which it issued to Mr. Smith options to purchase 3,000,000 shares of Common Stock at an exercise price of $.075. The options issued to Mr. Wharton expire on March 11, 2010.  The options issued to Mr. Smith expire on October 31, 2005.

Option Exercises

The following table sets forth details of each exercise of stock options during the fiscal year ended December 31, 2004 by any of the former directors and named former executive officers, and the fiscal year-end value of unexercised options on an aggregate basis.  During the Company’s most recently completed fiscal year ended December 31, 2004, and through the period ending June 30, 2005, no options or other rights to purchase securities of the Company were exercised by the Directors and executive officers of the Company.

Name	Securities Acquired on Exercise	Aggregate Value Realized ($)(1)	Unexercised Options At FY-End 2004 Exercisable/ Unexercisable	Value of Unexercised in the Money-Options at FY- End 2004 ($) Exercisable/ Unexercisable (2)
J. Erik Mustad(3)	Nil	Nil	Nil (exercisable) Nil (unexercisable)	Nil (exercisable) Nil (unexercisable)
Mark M. Smith(4)	Nil	Nil	Nil(exercisable) Nil (unexercisable)	Nil (exercisable) Nil (unexercisable)
Jim Miller(5)	Nil	Nil	125,000(exercisable) Nil (unexercisable)	Nil (exercisable) Nil (unexercisable)
Ernie Kelly(6)	Nil	Nil	Nil(exercisable) Nil (unexercisable)	Nil (exercisable) Nil (unexercisable)
Thomas Wharton(7)	Nil	Nil	95,000(exercisable) Nil (unexercisable)	Nil (exercisable) Nil (unexercisable)

(1)  Based on OTCBB closing price on the date of exercise.

(2)  In-the-money options are those where the market value of the underlying securities at the fiscal year-end exceeds the exercise price of the options. The closing price of the Company’s shares on December 31, 2004, being the last day the Company’s Common Stock traded during 2004 on the OTCBB, was $0.002.

(3)  Mr. Mustad resigned from the Board of Director of the Company on March 15, 2005.  In addition, he resigned as Chief Executive Officer of the Company on March 15, 2005, effective on April 14, 2005.

(4)  Mr. Smith resigned from the Board of Director of the Company on March 15, 2005.  In addition, he resigned as President, Chief Financial Officer and Secretary of the Company on March 15, 2005, effective on April 14, 2005.  On March 15, the Company issued to Mr. Smith options to purchase 3,000,000 shares of Common Stock; the options expire on October 31, 2005.

(5)  Mr. miller resigned from the Board of Directors of the Company on March 15, 2005.

(6)  Mr. Kelly resigned from the Board of Directors of the Company on January 21, 2004.

(7)  Mr. Wharton resigned from the Board of Directors of the Company on May 17, 2005.  On March 15, the Company canceled outstanding options previously granted to Mr. Wharton to purchase 95,000 shares of Common Stock and issued to Mr. Wharton options to purchase 345,000 shares of Common Stock.  The options expire on March 11, 2010.

Report on Repricing of Options

On February 25, 2002, the Company’s Board of Directors approved a stock option repricing program for the Company.  Under the repricing program, certain holders of stock options, including directors and officers, were entitled to exchange their existing stock options, which had an exercise price of $0.25 per share, for repriced stock options with the same terms, except the exercise price is reduced to $0.10 per share.  At this repricing, the new exercise price exceeded the market price of the Company’s common stock.  Each repriced stock option has terms substantially equivalent to the terms of the original grant, including the same vesting terms, number of shares and expiration date.  Options to purchase a total of 4,510,100 shares of Common Stock were repriced.  At December 31, 2004 no repriced options remained outstanding.

Stock Option Plans

On May 17, 1999, the Board of Directors of the Company approved the Company’s Stock Option Plan (1999) (the “1999 Plan”).  The 1999 Plan subsequently received shareholder approval.  Pursuant to Section 11 of the 1999 Plan, the Board of Directors has the power to amend the 1999 Plan.

On March 30, 2000, the Board of Directors of the Company amended the Company’s 1999 Plan and renamed it the Amended and Restated Stock Option Plan (2000) (the “2000 Plan”).  The 2000 Plan was subsequently amended twice and the number of shares of Common Stock available for issuance under the Amended 2000 Plan was increased from the initial 1,900,000 shares to 8,000,000 shares.  Each of the amendments was approved by stockholders at the Company’s annual meeting held on June 22, 2001.

As of December 31, 2004, there were options to purchase 220,000 shares of Common Stock issued and outstanding under the Amended 2000 Plan. 1,290,250 options had been exercised, 350,000 options expired unexercised, 3,458,330 options had been cancelled and 6,139,750 options were available to be granted after December 31, 2004 under the Amended 2000 Plan.  All of the remaining options available for grant pursuant to the terms of the Amended 2000 Plan may be granted without further regulatory or stockholder approvals.

On May 7, 2003, the Board of Directors of the Company approved the Company’s Stock Option Plan (2003) (the “2003 Plan”). The 2003 Plan authorized the granting of 5,000,000 options to purchase Common Stock.  The 2003 Plan subsequently received shareholder approval at the Company’s annual meeting held on June 30, 2003.  As of December 31, 2003, no options to purchase Common Stock had been issued under the 2003 Plan.  All of the remaining options available for grant pursuant to the terms of the 2003 Plan may be granted without further regulatory or stockholder approvals.

As a result of the March 2005 Warner Private Placement and termination of employment of all of the Company’s employees, all unexercised outstanding options were terminated.  As of the date of this Report, there are no issued and outstanding options under the Company’s Stock Option Plans, except for the Option Agreement between Moving Bytes and Mr. Mark Smith, our former director and CEO, which granted Mr. Smith options to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $.075 per share and the Option Agreement between Moving Bytes and Thomas Wharton, which granted Mr. Wharton options to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $.03 per share.

Employment and Employee Incentive Contracts.

The Company has no plan or arrangement whereby any named former executive officer may be compensated in an amount exceeding $100,000 in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of the Company or a subsidiary or a change in the named former executive officer’s responsibilities following such a change of control.

Director and Executive Compensation Policy Following the August 2005 Share Exchange

The Company has not decided on its director and executive compensation policy following the August 2005 Share Exchange, but will plan to do so in the next several months.

Item 7

Certain Relationships and Related Transactions

Except for (a) the transactions described below, (b) the ownership of the Company’s securities, (c) the compensation described herein, and (d) other advances to and by certain officers to or from the Company to cover expenses, all of which were reimbursed or repaid without interest, none of the directors, executive officers, holders of ten percent of the Company’s outstanding Common Stock or any associate or affiliate of such person have, to the knowledge of the Company, had a material interest, direct or indirect, in any transaction to which the Company or HTF was or is a party since January 1, 2003 or any currently proposed transaction which may materially affect the Company or its subsidiary HTF.

In 2003, HTF loaned $199,620 to Mr. Yuan Qing Li, our Chairman, who was the Chief Executive Officer of HTF at the time the loan was made. The loan was unsecured, non-interest bearing and due upon demand. It was repaid in full by Mr. Yuan Qing Li in 2004. In 2003, Mr. Li personally borrowed $359,129 from China Xing Ye Bank. The loan was secured by a mortgage on the Company’s property located at Shenzhen Municipal Tian’an Digital Chuang Ye Garden. The proceeds of the loan were used to purchase the property on the Company’s behalf as a means of paying off indebtedness to the Company which was previously incurred by Mr. Li.  CIEC sold the property on April 20, 2005 for US$540,050 (RMB4,463,230). The mortgage on the property was released prior to the sale.

On October 18, 2003, HTF entered into an agreement with Warner Technology and Investment Corp. (“Warner”), a shareholder of CIEC prior to the August 2005 Share Exchange (the “Warner Financial Agreement”).  Pursuant to the Warner Financial Consulting Agreement, Warner assisted CIEC and HTF in preparing HTF’s business plan, introduced CIEC to U.S. accountants and counsel, selected a U.S. corporation for the Share Exchange and assisted with its due diligence efforts.  In addition, Warner agreed to assist CIEC with its listing application for the OTCBB and with public relations in the U.S., among other things.

In exchange for such services, Warner received a $50,000 retainer, which was refundable in the event that Warner failed to procure a listing on the OTCBB in a timely fashion, $10,000 upon completion of the business plan and $5,000 upon completion of the Share Exchange.  Warner also received 610,000 shares of CIEC common stock.  CIEC also agreed to indemnify Warner against all liabilities incurred by it in performing its obligations under the agreement.

The Warner Financial Agreement was amended on January 16, 2005 and on August 10, 2005 to provide for a reverse merger with an existing shell company currently traded on the OTCBin Board.  Pursuant to the Warner Financial Agreement as so amended, Warner identified Moving Bytes as the target shell company and agreed to provide related financial advisory services to HTF in return for a financial advisory fee in the amount of US$550,000, of which $100,000 was deposited into a bank account designated by Warner upon the execution of a letter of intent between HTF and Moving Bytes.  In addition, $150,000 to be paid to AUS under the August 2005 Share Exchange Agreement was also deposited in the account.  Under the amended Warner Financial Agreement, approximately 2,250,000 shares of Common Stock will remain in the hands of Moving Bytes’ original shareholders, including without limitation, the current public shareholders and management team of Moving Bytes, as well as Moving Bytes’ financial advisor and investment banking firms.

On August 12, 2005, HTF entered into a letter agreement (the “Warner Letter Agreement”) with Warner which rescinded the amended Warner Financial Agreement.  Pursuant to the Warner Letter Agreement, Warner agreed to provide certain consulting services to CIEC and HTF relating to the Prior Structuring, the Share Exchange, and the Subsequent Restructuring.  In exchange, Warner received the sum of $350,000 as a fee and as an advance non-accountable expense reimbursement for the expenses incurred or to be incurred in connection with the Prior Structuring, the Share Exchange and the Subsequent Restructuring (including the contemplated re-domicile of Moving Bytes into a state in the U.S., the change of Moving Bytes’ name to a name selected by HTF, a reverse split of the Common Stock and the election of designees of HTF as directors and officers of Moving Bytes).

HTF entered into the AUS Agreement with AUS, a former stockholder of CIEC, on November 24, 2004. The AUS Agreement was subsequently amended on January 18, 2005.  Pursuant to the AUS Agreement, AUS agreed to provide HTF with financial consulting and investment banking services, including advice regarding its corporate structure and capitalization, mergers, acquisitions and similar transactions and assistance in procuring financing. In exchange for such services, AUS received $100,000 and $250,000 was placed in an escrow account, $100,000 of which was to be released to AUS when a registration statement with respect to CIEC’s common stock was declared effective by the SEC and the remaining $150,000 of which was to be released when CIEC’s common stock was approved for listing on the OTCBB.  AUS also received 650,000 shares of CIEC’s common stock. In addition, HTF agreed to pay additional fees to AUS in the event that a merger, acquisition or capital raising transaction were to result from AUS's efforts or occur during the term of the agreement, as follows: for transactions with up to $500,000 consideration, $25,000; for transactions with over $500,000 to $5,000,000 consideration, 5% of the total consideration; and for transactions with over $5,000,000 consideration, $250,000 plus 2 1/2% of consideration in excess of $5,000,000. In the event that HTF were to enter into a joint venture with another company, AUS would receive 3% of the venture's sales for the first two years of operation. If HTF were to conduct a private offering of securities, AUS would receive 10% of the gross amount received as commissions, a 3% non-accountable expense allowance and 10% of the securities placed.  HTF also agreed to indemnify AUS for all liabilities incurred by it in performing its obligations under the agreement.

In connection with the Share Exchange Agreement, HTF entered into the AUS Letter Agreement, which amended certain inconsistent provisions in the AUS Agreement The AUS Letter Agreement changed the amount of the fee due to AUS to $200,000, of which $100,000 had already been paid to AUS prior to the Share Exchange, and the remaining $100,000 was paid upon the closing of the August 2005 Share Exchange.

 Item 8

Description of Securities

The Company is authorized to issue an unlimited number of common shares without par value (“Common Stock”), 10,000,000 Class A Preferred Shares (the “Class A Preferred Shares”) without par value, and 20,000,000 Class B Preferred Shares (the “Class B Preferred Shares”) without par value.  As of August 1, 2005, 178,450,042 shares or Common Stock were issued and outstanding (including 3 million shares reserved for issuance upon exercise of certain options granted to Mr. Mark Smith, the former director and CEO of the Company).  As of August 1, 2005, no Class A Preferred Shares or Class B Preferred Shares were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote for each share held of record on all matters to be acted upon by stockholders except matters to be voted on at meetings at which only holders of Class A Preferred Share or Class B Preferred Shares are entitled to vote.  Subject to the rights and privileges of the Class A Preferred Shares and Class B Preferred Shares, holders of Common Stock will receive the remaining property of the Company upon dissolution and will receive dividends as and when declared by the Board of Directors of the Company.

Class A Preferred Shares

The holders of the Class A Preferred Shares are not entitled to receive notice of, attend or vote at any meetings of the shareholders of the Company (except meetings of the holders of Class A Preferred Shares as a class meeting).  The Class A Preferred Shares are entitled to priority in payment of dividends.  In the event of the  liquidation,  dissolution or winding-up of the Company, the holders of the Class A Preferred Shares shall be entitled to receive,  in preference and priority to the holders of Common Stock, on a pro rata  basis,  the paid-in capital  on the Class A  Preferred Shares together with all accrued and unpaid dividends.  Each Class A Preferred Share may be converted into one share of Common Stock, subject to adjustment, at the option of the holder.

Class B Preferred Shares

The Directors of the Company may issue Class B Preferred Shares in one or more series, and may alter by resolution the Articles of the Company or, if applicable, the By-laws of the Company, to fix or change the number of shares in, and to determine the designations, rights, privileges, restrictions and conditions attaching to the shares of, each Series of Class B Preferred Shares.  The Directors may confer on the holders of any Series of Class B Preferred Shares the right to notice of or to be present or to vote, at any general meeting of the stockholders of the Company in addition to at any separate meeting of the holders of the Class B Preferred Shares.  The Directors will create or define any special dividends rights or restrictions on any Series of Class B Preferred Shares.  All series of Class B Preferred Shares are entitled to a ratable return of paid-in capital by the Class B Preferred Shares.  All series of Class B Preferred Shares will participate, pari passu, in payments of dividends, returns of capital, or liquidation.  In the event of dissolution, liquidation or winding-up of the Company, all series of Class B Preferred Shares will have priority in payment or distribution over the Common Stock and Class A Preferred Shares of the Company.

PART II

Item 1

Market Price of and Dividends on the Registrant’s Common Equity and Other Stockholder Matters

The Company’s Common Stock was listed for trading on the Vancouver Stock Exchange (now known as the TSX Venture Exchange) (“VSE”) on December 20, 1993 under the symbol “UVT” and was voluntarily de-listed from the VSE on January 31, 2000.  On July 15, 2005 the Alberta Securities Commission granted the Company’s petition to be deemed to have ceased to be a reporting issuer under the Securities Legislation of British Columbia and Alberta.

The Company’s shares began quoting on the OTCBB (“OTCBB”) under the symbol “YDSLF” on September 7, 1999. On June 20, 2000, in conjunction with the Company’s name change and change of corporate jurisdiction, the Common Stock began trading under the symbol “ECNXF”. On July 31, 2002, in conjunction with the Company’s name change, the Common Stock began trading under the symbol “MBYTF”.

The following table sets forth the high and low sales prices for the Company’s Common Stock for each quarter during the period from January 1, 2003 through the fiscal year ended December 31, 2004, and for the period ending June 30, 2005, as quoted by the OTCBB.

OTCBB

2003	High (US$)	Low (US$)
1st Quarter	$0.20	$0.08
2nd Quarter	$0.10	$0.04
3rd Quarter	$0.09	$0.05
4th Quarter	$0.08	$0.02

2004	High (US$)	Low (US$)
1st Quarter	$0.04	$0.002
2nd Quarter	$0.05	$0.01
3rd Quarter	$0.05	$0.002
4th Quarter	$0.03	$0.002

2005	High (US$)	Low (US$)
1st Quarter	$0.04	$0.002
2nd Quarter	$0.16	$0.05

The above quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission.

On October 11, 2005, the closing price for the Company’s Common Stock quoted on the OTCBB was $0.03.

The Company’s Common Stock is issued in registered form.  Based on the records of Interwest Transfer Company, the Company’s registrar and transfer agent, as of October 5, 2005 there were approximately 74 holders of record of the Company’s Common Stock.  Holders with United States addresses collectively held approximately 102,865,696 shares, or approximately fifteen percent (15%) of the Company’s 687,083,977 issued and outstanding shares of Common Stock.

The Company has never paid dividends on its common shares and does not anticipate paying any dividends in the foreseeable future.

See the heading under “Security Ownership of Certain Beneficial Owners and Management” for information regarding securities reserved for issuance the Company’s Stock Option Plans.

Transfer Agent

The Company’s transfer agent is Interwest Transfer Company, 1981 East Murray Holliday Rd., Suite 100, Salt Lake City, UT 84117.  Prior to May 26, 2005, the Company’s transfer agent was Pacific Corporate Trust Company.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share.  The Company’s Common Stock, will fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery of a risk disclosure document mandated by the SEC relating to the penny stock market at least two days prior to executing the transaction and receipt by the broker-dealer of a signed and dated acknowledgment of receipt from the customer prior to executing the transaction. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell our Common Stock in the secondary market.

Item 2

Legal Proceedings

Effective September 9, 2003 MBI issued a promissory note to Digital Corporation of America, Inc., a telecommunications provider to MBI (“DCA”), for $12,500 against payment of the final costs under MBI’s billing agreement with DCA. The promissory note was due October 1, 2003 and included provisions for a payment of up to 4% of the principal amount as a late charge or, plus attorney’s fees in the event of any collection action. MBI defaulted on the note and on May 26, 2004 DCA received a default judgment against MBI in the District Court of Oklahoma County, State of Oklahoma in the amount of $15,386. On September 21, 2004 DCA received a default judgment against MBI in the Superior Court, County of Sonoma, State of California to enforce the unpaid District Court of Oklahoma judgment plus reimbursement of filings fees in the amount of $296 and interest in the amount of $76. The Company has accrued $15,759 in liabilities from discontinued operations at December 31, 2004 related to DCA. Prior to its dissolution MBI, did not have sufficient funds to pay the judgment. On June 30, 2004, the Company wound up and dissolved MBI. To the extent that DCA takes action to enforce its rights, and is successful in enforcing its rights against the Company, there is substantial doubt that the Company could carry on as a going concern. See “Material Agreements – Telecommunications Agreements” and “Risk Factors – DCA Litigation.”

To the best of its knowledge, neither the Company, nor XHT or HTF is currently subject to any other active or pending legal proceedings or claims against it or any of its properties; however, from time to time, the Company may become subject to claims and litigation generally associated with any business venture.

Item 3

Changes in and Disagreements with Accountants

Information on Moving Bytes

On March 15, 2005, the Board of Directors of Moving Bytes dismissed its independent public accountants, KPMG LLP, Chartered Accountants ("KPMG") in an attempt to reduce costs, and on the same date engaged the services of Bagell Josephs and Company, LLC ("Bagell Josephs") as the new independent public accountants for the year ending December 31, 2004. Moving Bytes’ Board of Directors recommended and approved the dismissal of KPMG and the appointment of Bagell Josephs.

During the fiscal year ended Decmeber31, 2003, and the subsequent interim period ended September 30, 2004, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

KPMG’s report on the consolidated financial statements of Moving Bytes as of and for the year ended December 31, 2003 contained a separate paragraph stating:

 "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The Company reported the foregoing on a current report on Form 8-K on March 21, 2005.

Bagell Josephs’ report on the consolidated financial statements of Moving Bytes as of and for the year ended December 31, 2004 contained a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

Information on CIEC, XHT and HTF

During the fiscal year ended December 31, 2003 and for the nine months ended September 30, 2004, Rosenberg Rich Baker Berman & Company (“Rosenberg Rich”) was the principal independent accountant of HTF.  Rosenberg declined an engagement to audit the consolidated financial statements of XHT and HTF as of December 31, 2004 because it decided to limit its involvements with companies whose securities are publicly traded.

Rosenberg's report on the financial statements of HTF for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During HTF’s two most recent fiscal years and the subsequent interim periods, there were no disagreements with Rosenberg on any matter of accounting principles or practices, financial statement disclosure, auditing scope, or procedure, which disagreements, if not resolved to the satisfaction of Rosenberg, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

On January 7, 2005, CIEC retained Kabani & Company as its new independent accountants.  Kabani & Company is located at 6033 West Century West, Suite 810, Los Angeles, California 90045.   The decision to retain Kabani & Company was approved by CIEC’s Board of Directors.

Kabani & Company was not consulted regarding: (i) the application of accounting principals to a specific transaction, (ii) the type of audit opinion that might be rendered on CIEC’s financial statements, (iii) the provision of any written or oral advice regarding any accounting, auditing or financial reporting issue, or (iv) any matter that is the subject of a disagreement or reportable event as defined by Item 304 of Regulation S-B under the Act.

.

Item 4

Recent Sales of Unregistered Securities

Information on Moving Bytes

Innerloop Debt Cancellation Agreement.  On October 22, 2004, the Company became obligated to repay Innerloop Mobile Communications, A.S. (“Innerloop”) US$37,500 under the terms of a Convertible Note (the “Note”). On March 15, 2005 Innerloop entered into an agreement with Moving Bytes wherein Innerloop cancelled the Note, forgave the Note principal in the amount of $37,500 and all accrued interest thereon in the amount of $1,479.45 in exchange for 4,500,000 shares of restricted common stock.

Warner Private Placement Agreement.  On March 15, 2005, the Company entered into a Subscription and Financing Agreement with Warner Technology and Investments Corp, a New Jersey corporation related to the offer and sale of restricted common stock of Moving Bytes (the “Warner Private Placement Agreement”). Under the terms of the Warner Private Placement Agreement, Moving Bytes issued 139,246,065 shares of restricted common stock for gross proceeds of $70,000 USD. Proceeds received under the Warner Private Placement Agreement were used meet general obligations of the Company.

Information on CIEC, XHT and HTF

In the preceding three years, we have issued the following securities that were not registered under the Securities Act:

On January 31, 2005, we issued and sold for $.001 per share the following number of shares to the following persons:

Name

              Shares

       Huakang Zhou

 540,000

On January 31, 2005, we issued 610,000 shares of Common Stock to Warner and 650,000 shares of Common stock to AUS as partial payment for services provided to us, as described more fully in this Report under the heading “Certain Relationships and Related Party Transactions”.

The issuance of the above shares was accomplished in reliance upon Section 4(2) of the Securities Act. The facts relied upon for the exemption were that the purchasers were sophisticated investors and the shares were offered and sold in a private transaction.

On January 31, 2005, we issued an aggregate of 9,000,000 shares of our Common Stock to three persons in exchange for the transfer to us of all of the outstanding common stock of Heng Xing Technology Group Development Corp., a British Virgin Islands company. The issuance of the shares was accomplished in reliance upon Regulation S promulgated under the Securities Act. The facts relied upon for the exemption were that each of the persons acquiring our Common Stock in the transaction was a non-U.S. person, as defined under the Act.

Item 5

Indemnification of Directors and Officers

The By-laws of the Company provide that, subject to the provisions of the Canada Business Corporations Act, the Company may indemnify a director or officer or former director or officer of the Company or of a corporation of which the Company is or was a shareholder or creditor and the heirs and legal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director or officer of the Company or a director or officer of such corporation, including any action brought by the Company or any such corporation. Each director or officer of the Company, upon being elected or appointed, shall be deemed to have contracted with the Company on the terms of the indemnity set forth in the Company’s by-laws.

The By-laws of the Company further provide that the failure of a director or officer of the Company to comply with the provisions of the Canada Business Corporations Act or of the articles or the by-laws of the Company shall not invalidate any indemnity to which he is entitled to under the Company’s by-laws.

The By-laws of the Company further provide that the directors of the Company may cause the Company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Company or as a director, officer, employee or agent of any corporation of which the Company is or was a shareholder and his heirs or personal representatives, against any liability incurred by him as such director, officer, employee or agent.

Under the Canada Business Corporations Act, except in respect of an action by or on behalf of the Company to procure a judgment in its favor, the Company may indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of  the Company or body corporate if he acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Under the Canada Business Corporations Act, the Company may, with the approval of a court, indemnify a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, in respect of an action by or on behalf of the Company or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the Company or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

Under the Canada Business Corporations Act, a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, is entitled to indemnification by the Company in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the Company or body corporate, if the person seeking indemnity was substantially successful on the merits in his or her defense of the action or proceeding and if he or she acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Under the Canada Business Corporations Act, the Company may purchase and maintain insurance for the benefit of a director or officer of the Company, a former director or officer of the Company or a person who acts or acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his or her heirs and legal representatives, against any liability incurred by him or her in his or her capacity as a director or officer of the Registrant, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Company, or in his or her capacity as a director or officer of another body corporate where he or she acts or acted in that capacity at the Company’s request, except where the liability relates to his or her failure to act honestly and in good faith with a view to the best interest of the body corporate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Section  5

 Corporate Governance and Management

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Item is hereby amended by incorporating by reference the information contained in this Report in response to Item 5 of Item 2.01(f).

Item  9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired:

Consolidated Financial Statements of XHT as of December 31, 2004:

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Stockholders' Equity

F-4

Statement of Cash Flows

F-5

Notes to Financial Statements

F-6 – F-15

Financial Statements of HTF as of December 31, 2003:

Report of Independent Registered Public Accounting Firm

F-16

Balance Sheet

F-17

Statement of Operations

F-18

Statement of Stockholders' Equity

F-19

Statement of Cash Flows

F-20

Notes to Financial Statements

F-21- F-28

Unaudited Financial Statements of CIEC as of June 30, 2005:

Balance Sheet

F-29

Statement of Operations

F-30

Statement of Cash Flows

F-31

Notes to Financial Statements

F-32 – F-40

(b) Pro Forma Financial Information.

(c) Exhibits.

10.1.  Share Exchange Agreement, dated as of August 15, 2005, by and among Moving Bytes Inc., CHINA INTERNATIONAL ENTERPRISES CORP.,HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED, all of the shareholders of CIEC, whose names and addresses are set forth on Exhibit A attached to the Agreement, and GUZOV OFSINK, LLC, as Escrow Agent.*

10.2.  Allocation Agreement, dated as of August 12, 2005, by and among CHINA INTERNATIONAL ENTREPRISES CORP., WARNER TECHNOLOGY & INVESTMENT CORP. ("Warner"), HUAKANG ZHOU ("Zhou") and AMERICAN UNION SECURITIES, INC.*

10.3.  Letter Agreement, dated as of August 12, 2005, by and between HTF and Warner.*

10.4.  Assignment and Assumption Agreement, dated as of August 18, 2005, by and among Moving Bytes, Warner and Hua Kang (David) Zhou.*

10.5.  Loan Forgiveness and Termination Agreement, dated as of August 15, 2005, by and between Hua Kang (David) Zhou and Moving Bytes.*

10.6.  Letter Agreement, dated as of August 19, 2005, by and between HFT and American Union Securities Inc.*

23.1   Consent of Kabani & Company, Inc.**

23.2   Consent of Rosenberg Rich Baker Berman & Company**

________________________________________________

*   Previously filed with the Registrant’s Current Report on Form 8-K dated August 19, 2005, Commission File No. 000-30058.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moving Bytes Inc.

(Registrant)

Date: October 28, 2005 By: /s/ John Leo ------------------------ Name: John Leo Title: Secretary

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Heng Xing Technology Group Development Limited

We have audited the accompanying consolidated balance sheet of Heng Xing Technology Group Development Limited (a British Virgin Islands Corporation) and subsidiary as of December 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heng Xing Technology Group Development Limited and subsidiary as of December 31, 2004, and the results of its consolidated operations and its cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

In December 2003, the president of the Company obtained a loan from a bank by mortgaging a property owned by the Company.  The Company’s by-laws did not permit such an act by an officer of the Company (Note15). The loan was outstanding throughout the year ended December 31, 2004.

KABANI & COMPANY, INC.

CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California

January 31, 2005

HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$ 191,165
Accounts receivable, net	225,290
Inventory	312,046
Other receivable	236,352
Advances to Suppliers	303,446
Prepaid expense	1,635
Total current assets	1,299,934

PROPERTY AND EQUIPMENT, net	654,350

DEPOSITS	9,316
$ 1,963,600
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable & accrued expense	$ 17,650
Payroll payable	21,580
Welfare payable	10,728
Taxes payable	77,288
Short term loan	121,000
Customer deposits	48,382
Total current liabilities	296,628

COMMITMENT & CONTIGENCY

STOCKHOLDERS’ EQUITY
Common stock, $1 per share; authorized shares 50,000; issued and outstanding 100 shares	100
Additional paid in capital	1,199,900
Statutory reserve	6,867
Accumulated other comprehensive income	10,821
Retained earnings	449,284
Total stockholders’ equity	1,666,972
$ 1,963,600

The accompanying notes are an integral part of these consolidated financial statements.

HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

2004

Net revenue	$ 1,373,079

Cost of revenue	377,676

Gross profit	955,403

Operating expenses
Selling expenses	313,192
General and administrative expenses	634,321
Research and development	179,601
Total operating expenses	1,127,114

Income from operations	(131,711)

Non-operating Income (expense):
Interest income	1,207
Interest expense	(26,192)
Gain on sale of property	7,289
Technology subsidy	60,500
Value added tax refund	92,065
Other income	49,941
Other expense	(7,316)
Total non-operating income (expense)	177,494

Net income	$ 45,783

Basic and diluted weighted average shares outstanding	100

Basic and diluted net earnings per share	$ 457.83

The accompanying notes are an integral part of these consolidated financial statements.

HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2004

	Common Number of shares	Stock Amount	Additional paid in capital	Statutory reserve	Accumulated other comprehensive income	Retained earnings (deficit)	Total stockholders’ equity

Balance, December 21, 2003	10,000,000	1,200,000	0	-	8,427	410,368	1,618,795

Recapitalization on reserve acqusition	-9,999,999	-1,199,900	1,199,900	-	-	-	-

Net income for the year ended December 31, 2004	-	-	-	-	-	45,783	45,783

Allocation to statutory reserve	-	-	-	6,867	-	(6,867)	-

Foreign currency translation adjustment	-	-	-	-	2,394	-	2,394

Balance, December 31, 2004	100	$ 100	$1,199,900	$ 6,867	$ 10,821	$ 449,284	$ 1,666,972

The accompanying notes are an integral part of these consolidated financial statements.

HENG XING TECHNOLOGY GROUP DEVELOPMENT LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2004

2004

CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$ 45,783
Adjustments to reconcile net income to net cash provided in operating activities:
Depreciation and amortization	56,944
Bad debt expense	170,323
Gain on sale of property	(7,289)
(Increase)/decrease in current assets:
Accounts receivable	49,686
Inventory	17,515
Other receivable	(41,320)
Deposits	(1,370)
Advances to suppliers	23,256
Prepaid expense	4,418
Increase/(decrease) in current liabilities:
Accounts payable	(66,820)
Customer deposits	18,327
Payroll payable	(1,843)
Welfare payable	(55,444)
Taxes payable	1,390
Net cash provided by operating activities	213,556

CASH FLOWS FROM INVESTING ACTIVITIES
Receipt of cash on disposal of property	158,399
Acquisition of property & equipment	(7,561)
Net cash provided by (used in) investing activities	150,838

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan – officers/shareholders	199,620
Proceeds from loans	46,807
Payment on loan receivable	-
Proceeds from note payable	109,812
Payments on note payable	(910,573)
Net cash provided by (used in) financing activities	(554,334)

Effect exchange rate changes on cash and cash equivalents	2,394

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(187,546)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	378,711

CASH & CASH EQUIVALENTS, ENDING BALANCE	$ 191,165

The accompanying notes are an integral part of these consolidated financial statements.

CHINA INTERNATIONAL ENTERPRISES CORP.

 (A development stage company)

NOTES TO FINANCIAL STATEMENTS

1.

ORGANIZATION AND DESCRIPTION OF BUSINESS

China International Enterprises Corp. (“the Company”) is a development stage enterprise incorporated in  the State of Delaware on January 13, 2005.  The Company has had no significant operations since its inception. The Company is authorized to do any legal business activity as controlled by Delaware law.

The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standards applicable to development stage companies. The Company’s fiscal year ends on December 31, 2005.

Heng Xing Technology Group Development Limited (the “Company”) is a British Virgin Islands Corporation, incorporated on May 28, 2004. The Company is authorized to issue of 50,000 shares of common stock of $1 par value. The Company is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. (“HTF”). HTF was founded in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People’s Republic of China on July 1995, under the name Shenzhen Guangba Trade Development Co., Ltd. The Company amended its name to Shenzhen Hengtaifeng Technology Co. Ltd. on May 12, 2000. The Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People’s Republic of China.

On December 14, 2004, the Company entered in to an agreement with all the shareholders of HTF to acquire all of the outstanding stock of HTF. The acquisition has been recorded as a recapitalization of HTF, with HTF being treated as the continuing entity.  The historical financial statements presented are those of HTF. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

2

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted  accounting  principles requires management to make estimates and assumptions  that  affect  the  reported  amounts  of  assets and liabilities and disclosure of contingent assets and liabilities at the date  of the financial statements and the reported amounts of revenues and  expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HTF. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of HTF on December 14, 2004, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and HTF (for full year).

Cash and cash equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $188,197 as at December 31, 2004.

Advances to suppliers

The Company advances to certain vendors for purchase of its material in order to receive bulk discount and reserve the unit cost of the merchandise at a bargain rate. Once the inventory is received by the Company, the advance is adjusted against the purchased price. The advances to suppliers amounted to $303,446 at December 31, 2004.

Inventories

Inventories comprised of software Compact disk, Computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower. Inventories are typically sold through distributors.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

The Company has Capital work on progress representing the construction in progress of the Company’s manufacturing plant amounting $516,365. Capital work in progress has been included in Building and improvement in the accompanying financial statements.

Software development costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value.  Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product.  If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value.  Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No.  144,  "Accounting  for  the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment  or  disposal  of  long-lived  assets  and  supersedes  SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be  Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30,  "Reporting  the  Results  of  Operations  for  a Disposal of a Segment of a Business."  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that  event,  a  loss  is  recognized  based on the amount by which the carrying amount  exceeds  the  fair  market  value  of  the  long-lived  assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review,  the Company  believes  that,  as  of  December 31,  2004,  there  were  no significant impairments  of  its  long-lived  assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

License Revenue.  The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer.  Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer.  For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue.  Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during 2004.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the year ended December 31, 2004 was $87,615.

Research and Development Costs

Research and development costs are charged to operations as incurred and amounted to $179,601 in 2004.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2004, the Company has not granted any stock options.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company is exempted from income tax in 2004. The Company will also have half of its income taxes exempt from 2005 to 2007.

The Company had income tax exemption saving of $6,867 ($68.7 per share) in the year ended December 31, 2004.

Foreign currency transactions and comprehensive income (loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of HTF is Chinese Renminbi. The unit of Renminbi is in Yuan. Cumulative translation adjustment amount and translation adjustment gain amounted to $2,394 for the year ended December 31, 2004. Accumulated other comprehensive income amounted to $10,821 on December 31, 2004.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

In November 2004, the FASB has issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43, Chapter 4" ("FAS No. 151").  The amendments made by FAS No. 151 are intended to improve financial reporting by clarifying that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and by requiring the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities.

The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005.  Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004.  The provisions of FAS No. 151 will be applied prospectively.  The Company does not expect the adoption of FAS No. 151 to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R").  FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees.  FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2005. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets."  The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance.  The Company believes that the adoption of this standard will have no material impact on its financial statements.

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

3.    INVENTORIES

Inventories at December 31, 2004 consist of the following:

Raw and packing materials	$ 130,940
Finished goods	85,985
Work in process	95,121

Total	$ 312,046

4.    PROPERTY AND EQUIPMENT

Net property and equipment at December 31, 2004 as follows:

Building & improvement Capital work in progress	$ 34,322 516,365
Machinery & equipment	185,113
Furniture and fixture	15,887
Software	88,179
839,866
Less: Accumulated depreciation
& amortization	(185,516)
$ 654,350

Depreciation expense for the year ended December 31, 2004 was $ 56,944.

5.

OTHER RECEIVABLE

Other receivable at December 31, 2004 consist of the following:

Receivable for sale of property	$ 126,324
Subsidy receivable	63,185
Loans to employees	37,809
Miscellaneous	9,034

Total	$ 236,352

In 2004 the Company sold a building property for $282,303 resulting in gain on disposal of $7,289. The amount was recoverable by September 10, 2004. As of December 31, 2004, the Company has a receivable of $126,324 on this transaction.

The Company has a subsidy receivable from the local government amounting $63,185 for enhancement of the Company’s technology.

6.

SHORT TERM LOAN

As of December 31, 2004, the Company has a short term loan payable amounting $121,000 to a non related party. The loan is unsecured, non-interest bearing and due on demand.

7.

TAXES PAYABLE

The Company has taxes payable amounting $77,288 as of December 31, 2004. The taxes payable consisted of Value-added tax of $74,654 and other miscellaneous taxes of $2,634.

8.

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid interest of $0 during the year ended December 31, 2004. The Company did not pay income tax during the years ended December 31, 2004.

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the year ended December 31, 2004, the Company disposed off a building for receivable amounting $282,303.

9.

EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations.  The Company  makes  annual  pre-tax contributions  of  14%  of  all  employees'  salaries. The total expense for the above plan amounted to $41,290 for the year ended December 31, 2004.

10.

STATUTORY RESERVE

In accordance with the Chinese Company Law, the company has allocated 10% of its annual net income, amounting $4,578 as statutory reserve on December 31, 2004.

11.

STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)

Making up cumulative prior years’ losses, if any;

(ii)

Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)

Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

(iv)

Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund. The amount included in the statutory reserve for the year ended December 31, 2004 amounted to $2,289.

12.   SHAREHOLDERS’ EQUITY

The Company was incorporated on May 28, 2004 in the territory of the British Virgin Islands. The Company issued 100 shares of its common stock of $1 par value to its founder on its inception.

On December 14, 2004, the Company entered in to an agreement with the shareholders of HTF to acquire all the issued and outstanding stock of HTF for HK$2 (US $0.25). The shareholders of the Company owned HTF, prior to acquisition, in the same ratio as of their ownership ratio in the Company.

The acquisition has been recorded as a recapitalization of HTF, with HTF being treated as the continuing entity.  The historical financial statements presented are those of HTF. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

13.

MAJOR CUSTOMERS AND VENDORS

Major customers and vendors represent those who accounted for 10% or over of the Company’s total net revenue or purchase, respectively.

The Company did not have a major customer in the year ended December 31, 2004.

One major vendor provided 30% of the Company’s purchases for the year ended December 31, 2004. The Company did not have a payable to this vendor on December 31, 2004.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

14.

OTHER INCOME

Technical Subsidy – The Company received subsidy income of $60,500 from local government, which grants such subsidy to middle-small enterprise to enhance its technology.

Value added tax refund (VAT) – The Company received an amount of 92,065 as Value added tax refund from the local government, which supports local high-tech enterprises.

15.

COMMITMENT, CONTINGENCY & ILLEGAL ACT

Commitment:

HTF leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years from February 25, 2003 to February 24, 2006 at a monthly rent of approximately $4,400 (including property management and area condition maintenance fees). The rent is subject to adjustment by the landlord after February 25, 2005. The lease is renewable for an indefinite period of time upon one month's prior notice. HTF receives a rent subsidy of approximately $1,546 per month from July 1, 2003 to February, 2005 under the Agreement for the Entrance of Software into Shenzhen Software Enterprise Zone dated June 10, 2003.

The Company leases a sales office of in Beijing, China on a year to year base. The current term is from January 1, 2005 to December 31, 2005 at a monthly rent of $1,561 (including management and air-condition maintenance fees).

Future lease commitment for the twelve month periods ended December 31 is as follows:

                                            2005                            $53,028

                                            2006                                5,716

                                            Total                            $58,744

Contingency & illegal act:

On December 15, 2003, the Company purchased a property for $513,577 (RMB4,250,724). On December 24, 2003, the president of the Company borrowed $359,129 (RMB2,970,000) from China Xing Ye Bank, Shenzhen Xiang Mi Hu Branch. The Loan was obtained by mortgaging the property owned by the Company. The term of the loan was from December 31, 2003 to December 31, 2023 with an installment payable each month during the term of the loan. The Company’s by-laws did not permit such an act by an officer of the Company.

The Company sold the property on April 20, 2005 for $540,050 (RMB4,463,230). The Company paid a commission fee of $18,253 (RMB150,858) to a Consultant

16.

CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange.  The Company’s results may be adversely affected by changes in governmental policies   with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

17.    SUBSEQUENT EVENTS

On December 23, 2004, the Company signed an Agreement under which the shareholders of the Company shall sell, assign, transfer, convey and deliver 100% of the issued and outstanding shares of the Company, to ATLANTIS ACQUISITION CORP II, INC. (SUB) in exchange for the issuance to the shareholders of the Company 8,856,000 shares of SUB representing 82% of the issued and outstanding common stock of SUB. On January 31, 2005, the shareholders of the Company and SUB mutually agreed to rescind the agreement.

On January 31, 2005, the China International Enterprises Corp. (CIEC), a Delaware corporation, acquired 100% outstanding shares of the Company from its shareholders in exchange of 9,000,000 shares of common stock of CIEC, representing 83.33% of the issued and outstanding common stock of CIEC. CIEC was incorporated on January 13, 2005.

CIEC has authorized (a) Sixty Million (60,000,000) Shares of common stock, and (b) One Million (1,000,000) shares of Preferred Stock, par value .001 per share, none of the preferred shares have been issued or outstanding.

The exchange of shares with CIEC will be accounted for as a reverse acquisition under the purchase method of accounting since the shareholders of the Company will obtain control of CIEC. Accordingly, the merger of the two companies will be recorded as a recapitalization of the Company, with the Company being treated as the continuing entity. The financial statements of legal acquiree are not significant; therefore, no pro forma financial information is submitted.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Shenzhen Hengtaifeng Technology Co., Ltd.

We have audited the accompanying balance sheet of Shenzhen Hengtaifeng Technology Co., Ltd. as of December 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2003 and 2002.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shenzhen Hengtaifeng Technology Co., Ltd. as of December 31, 2003 and the results of their operations and cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

April 24, 2004, except for Note 19 as to

which the date is June 5, 2005

Shenzhen Hengtaifeng Technology Co., Ltd.

Balance Sheet

December 31, 2003

Assets
Current Assets
Cash and equivalents	$ 378,711
Accounts receivable, net	475,299
Inventories	329,561
Loans receivable - employees	37,660
Loans receivable - other	9,147
Loan to officers	199,620
Other receivable	68,708
Deposits	326,702
Prepaid expenses	6,053
Total Current Assets	1,831,461

Property, plant and equipment, net	981,167
Security deposit	7,946

Total Assets	2,820,574

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued expenses	84,470
Notes payable	761,172
Current maturities of long-term debts	5,796
Loans payable - other	5,392
Customer deposits	30,055
Payroll payable	23,423
Welfare payable	66,172
Taxes payable	75,898
Total Current Liabilities	1,052,378
Long-term debt, net of current maturities	149,401
Total Liabilities	1,201,779

Stockholders' Equity
Common stock, $0.12 par value, 10,000,000 shares authorized, issued and outstanding.	1,200,000
Accumulated other comprehensive income	8,427
Retained earnings	410,368
Total Stockholders' Equity	1,618,795

Total Liabilities and Stockholders' Equity	$ 2,820,574

See notes to the financial statements.

Shenzhen Hengtaifeng Technology Co., Ltd.

Statement of Operations

“As Restated”

2003

Net Sales	$ 2,206,757
Cost of Good Sold	891,938

Gross Profit	1,314,819

Selling Expenses	297,926
General and Administrative Expenses	288,526
Research and Development	125,266

Total Operating Expenses	711,718

Income (Loss) From Operations	603,101

Other Income (Expense)
Interest income	1,677
Interest expenses	(33,040)
Other income	138,099
Other expenses	(2,184)
Loss on impairment of assets	-

Total Other Income (Expense)	104,552

Income (Loss) Before Provision for Income Taxes	707,653

Provision for Income Taxes	-

Net Income (Loss)	$ 707,653

Weighted Average Shares Outstanding - Basic and Diluted	10,000,000
Net Earning Per Share - Basic and Diluted	$ 0.07

See notes to the financial statements.

Shenzhen Hengtaifeng Technology Co., Ltd.

Statements of Changes in Stockholders' Equity

For the Years Ended December 31, 2003 and 2002

	Common Stock
	Shares	$0.12 Par Value Stated Value	Additional Paid-In Capital	Accumulated (Deficit)/ Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2001	1,620,000	$ 194,400	$ -	$ (50,249)	$ -	$ 144,151

Add: Capital (RMB 8,380,000 in July, 2002)	8,380,000	1,005,600	-	-	-	1,005,600

Net Loss	-	-	-	(247,036)	-	(247,036)

Foreign Currency Translation Adjustment	-	-	-	-	7,742	7,742

Balance, December 31, 2002	10,000,000	1,200,000	-	(297,285)	7,742	910,457

Net Income	-	-	-	707,653	-	707,653
	-	-	-	-	-	-
Foreign Currency Translation Adjustment	-	-	-	-	685	685

Balance, December 31, 2003	10,000,000	$ 1,200,000	$ -	$ 410,368	$ 8,427	$ 1,618,795

See notes to the financial statements.

Shenzhen Hengtaifeng Technology Co., Ltd.

Statements of Cash Flows

Year Ended December 31 2003
Cash Flows From Operating Activities
Net Income (Loss)	$ 707,653
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and amortization	55,532
Bad debt expenses	11,868
Loss on impairment of assets	-
Decrease (Increase) in Assets
Accounts receivable	(203,045)
Inventories	(289,833)
Deposits	(39,909)
Security deposit	(7,608)
Other receivable	(68,708)
Prepaid expenses	(3,393)
Increase (Decrease) in Liabilities
Accounts payable	(119,238)
Customer deposit	27,838
Payroll payable	11,416
Welfare payable	31,528
Taxes payable	74,593
Deferred assets	-
Net Cash Provided by (Used in) Operating Activities	188,694

Cash Flow From Investing Activities
Cash paid for property, plant and equipment	(555,016)
Net Cash Used in Investing Activities	(555,016)

Cash Flow From Financing Activities
Proceeds from capital contribution	-
Proceeds from loans receivable - employees	-
Proceeds from loans to officers	74,394
Proceeds from loans receivable - other	3,950
Payment on loans receivable - employees	(24,965)
Payment on loans receivable - others	(7,606)
Proceeds from notes payable	634,360
Payment on borrowings - long-term debt	(5,424)
Net Cash Provided by Financing Activities	674,709

Effect of Exchange Rate Changes on Cash and Equivalents	685

Net Increase in Cash and Equivalents	309,072
Cash and Equivalent at Beginning of Year	69,639
Cash and Equivalent at End of Year	$ 378,711

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$ 33,040
Income taxes	$ -

See notes to the financial statements.

Shenzhen Hengtaifeng Technology Co., Ltd.

Notes to the Financial Statements

Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Shenzhen Hengtaifeng Technology Co., Ltd. (the Company) was founded in the People's Republic of China on July 5, 1995, under the name Shenzhen Guangba Trade Development Co., Ltd and amended its name on May 12, 2000.  The Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People's Republic of China.

Cash and Equivalents

For the purpose of the statements of cash flows, cash equivalents include time deposits, and all highly liquid debt instruments with original maturities of three months or less.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to the estimated losses that will be incurred in the collection of all receivables. The estimated losses are based on a review of the current status of the existing receivables. The allowance for doubtful accounts as of December 31, 2003 was $17,874.

Inventories

Inventories comprised of software compact disk, computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market.

Depreciation and Amortization

The cost of property, plant and equipment is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets: 39 years for commercial buildings and improvements, 5-10 years for machinery, equipment, and vehicles, 7-10 years for furniture and fixtures, and 3-5 years for software.  Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

Revenue Recognition

The Company recognizes revenues when the following four situations have been met: (i) delivery has occurred or service has been rendered (ii) the delivery has been accepted by the customer and the product is satisfactorily tested (iii) collectibility is reasonably assured (iv) no other significant obligations of the Company exist, other than normal warranty support.

License Revenue:  The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer.  Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer.  For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue:  Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during 2004 and 2003.

Advertising Costs

Advertising costs are expensed as incurred and amount to $65,647 and $1,374 in 2003 and 2002, respectively.

Shipping and Handling Costs

Shipping and handling costs are charged to costs of goods sold as incurred and amounted to $1,012 and $0 in 2003 and 2002, respectively.

Research and Developments Costs

Research and development costs are charged to operations as incurred and amounted to $125,266 and $187,965 in 2003 and 2002, respectively.

Software development costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value.  Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product.  If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value.  Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over five years, whichever method results in a higher level of amortization.

Translation of Foreign Currencies

The financial statements of the Company are measured in Chinese Yuan and then translated to U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates from year-to-year are accumulated in a separate component of members' equity under accumulated other comprehensive income (loss).

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes for differences between the basis of financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are recognized for operating losses that are available to offset future income taxes.

According to the Provisional Regulation of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company is approved by Shenzhen local tax bureau, the Company is exempt from income tax in 2003 and 2004. The Company will also have half of it's income taxes exempt from 2005 to 2007. The Company paid no income taxes for year 2002, since there was loss.

The Company had income tax exemption saving of $129,925 (0.01 per share) in the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company provides credit in the normal course of business. The Company performs ongoing credit evaluations of its customers and maintains allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information.

Major Customers:

The following summarizes sales to major customers (each 10% or more of sale):

	Sales to	Number of	Percentage
Year Ended	Major Customers	Customers	of Total
2003	$524,922	1	23.8%
2002	$122,393	2	25.5%

Major Suppliers:

The following summarizes purchases from major suppliers (each 10% or more of purchases):

	Purchases from	Number of	Percentage
Year Ended	Major Suppliers	Suppliers	of Total
2003	$709,617	1	63.6%
2002	$92,788	2	40.0%

Note 3 - INVENTORIES

Inventories at December 31, 2003 consist of the following:

Raw materials	$ 217,604
Working in process	9,562
Finished goods	102,395
Total	$ 329,561

Note 4 - DEPOSITS

Deposits represent amounts paid to suppliers in advance.

Note 5 -LOAN TO OFFICERS

Loan to officers are unsecured, non-interest bearing and due upon demand.

Note 6 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at cost, less accumulated depreciation and amortization at December 31, 2003 consists of the following:

Buildings and improvement	$ 843,832
Machinery and equipment	175,836
Furniture and fixture	19,731
Software	87,468
Subtotal	1,126,867
Less accumulated depreciation and amortization	145,700
Total	$ 981,167

Depreciation and amortization expense charged to operations was $55,532 and $46,154 in 2003 and 2002, respectively.

Note 7 - LOANS RECEIVABLE - EMPLOYEES

Loans receivable - employee are unsecured, non-interest bearing and due on demand.

Note 8 - LOANS RECEIVABLE - OTHER

Loans receivable - other represent unsecured loans to non-related third parties, non-interest bearing and due upon demand.

Note 9 - OTHER RECEIVABLES

Other receivables represent a receivable from the ShenZhen local government of $4,650 for a rent subsidy and $64,058 for a Value Added Tax Refund from the state tax bureau in Guandong, China.

Note 10 - NOTES PAYABLE

The notes payable is comprised of the following:

Note to Huaxin Branch of Shenzhen Commercial Bank
Interest at 5.841% due quarterly, and principal due April 4, 2004.
Guaranteed by an unrelated third party.	$ 362,463

Note to Zhenxing Branch of Construction Bank
Interest at 4.8675% due quarterly, and principal due April 14, 2004. Guaranteed by an unrelated third party.	302,052

Note to Caitian Branch of Shenzhen Commercial Bank
Interest at 6.372% due quarterly, and principal due December 8, 2004. Guaranteed by an unrelated third party.	96,657

Total Notes Payable	$ 761,172

Guarantees

The note to Huaxin Branch of Shenzhen Commercial Bank is guaranteed by an unrelated third party with similar debt. Although the debt of the third party had been paid as of September 30, 2003, the Company's debt is still guaranteed by them as of December 31, 2003 with no cost.

The note to Zhenxing Branch of Construction Bank is guaranteed by payment to an unrelated third party at a cost of $9,062 annually.

The note to Caitian Branch of Shenzhen Commerical Bank is guaranteed by an unrelated third party and a shareholder of the Company. In exchange for the unrelated third party guarantee, the Company paid them $200.

Note 11 - LONG-TERM DEBT

Long-term debt is comprised of the following at December 31, 2003

Mortgage Note	$ 155,197
Interest at 5.04% due in equal monthly installments of $1,124, including interest through March 27, 202.The mortgage secured by the Company's building with a net book value of $268,062
Less Current Maturities	5,796
Long-Term Debt, Net of Current Maturities	$ 149,401

Total maturities of long-term debt are as follows:

Year Ending December 31,
2004	$ 5,796
2005	6,095
2006	6,409
2007	6,745
2008	6,398
Thereafter	123,754
Total minimum payments required	$ 155,197

Note 12 - LOANS PAYABLE - OTHER

Loans payable - other represents unsecured loans from non-related third parties, non-interest bearing and due upon demand.

Note 13 - TAXES PAYABLE

Taxes payable were $75,898 as of December 31, 2003, and consist of the following:

Value-added Tax	$ 74,543
Education and surplus tax	1,037
City construction tax	318
Total taxes payable	$ 75,898

Note 14 - LOSS ON IMPAIRMENT OF ASSETS

In May 2002, the Company assessed whether there had been an impairment of the Company's long-lived assets in according with SFAS 144. The Company concluded that a significant amount of fixed assets were permanently impaired. Accordingly, the Company has recognized a non-cash impairment loss and related charge of $62,305 fixed assets in 2002.

Note 15 - EMPLOYEE WELFARE PLAN

The Company has established an employee welfare plan in accordance with Chinese law and regulations. The Company makes annual pre-tax contributions of 14% of all employees' salaries.

The total expense for the above plan amounted to $41,571 and $30,274 for the years ended December 31, 2003 and 2002, respectively.

Note 16 - WARRANTIES

The Company warrants that all software developing and distributing by it will be free under normal use for a period of one year from the date of accepted by clients. The Company's experience for costs and expenses in connection with such warranties has been minimal and through December 31, 2003, no amount has been reserved.

Note 17 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The current carrying amounts of the Company's cash and equivalents, accounts receivable, loan receivable, accounts payable and accrued expenses, and loan payable approximate their fair values on December 31,2003 and 2002 due to the short term maturities of these financial instruments. For long-term investments, fair values are estimates based on quoted market value.

Note 18 - NEW ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS Statement No.149,"Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No.133,Accounting for Derivative Instruments and Hedging Activities. This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Most provisions of this Statement should be applied prospectively. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS Statement No.150", Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement is not expected to have a significant impact on the Company's results of operations or financial position.

In November 2002, the FASB issued Interpretation No.45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantees and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements are effective for the Company during the third quarter ending March 31, 2003. The adoption of FIN 45 did not have a significant impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No.46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No.51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have a significant impact on the Company' results of operations or financial position.

Note 19 – RESTATEMENT OF THESE FINANCIAL STATEMENTS

These statements and notes have been restated to reflect the following changes…

a)

Disclosure of the nature of our inventories.

b)

Disclosure regarding our recognition of revenue under AICPA SOP 97-2 and accounting treatment of the free maintenance we provide in accordance with paragraphs 56-62 of SOP 97-2.

c)

Disclosure of our accounting policy for software development costs in accordance with FAS 86, Accounting for the Costs of Computer Software to Be Sold Leased or Otherwise Marketed.

d)

Expansion of our disclosure for income taxes to include the aggregate dollar and per share impact of the tax exemption for each period presented pursuant to Staff Accounting Bulletin Topic 11.c.

CHINA INTERNATIONAL ENTERPRISES CORP.

CONSOLIDATED BALANCE SHEET

June 30, 2005

(Unaudited)

ASSETS

CURRENT ASSETS:
Cash & cash equivalents	$ 126,869
Accounts receivable, net	585,189
Inventory	652,865
Other receivable	352,062
Advances to Suppliers	104,230
Prepaid expense	35,727
Total current assets	1,856,942

PROPERTY AND EQUIPMENT, net	152,800

DEPOSITS	8,268

$ 2,018,010

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable & accrued expense	$ 14,556
Payroll payable	142,602
Unearned revenue	240,178
Welfare payable	17,133
Other payable	143,873
Short term loan	78,650
Total current liabilities	636,992

STOCKHOLDERS’ EQUITY
Common stock, $.001 per share; authorized shares 60,000,000; issued and outstanding 10,800,000 shares	10,800
Additional paid in capital	1,191,000
Statutory reserve	6,867
Accumulated other comprehensive income	10,814
Retained earnings	161,538
Total stockholders’ equity	1,381,018

$ 2,018,010

The accompanying notes are an integral part of these consolidated unaudited financial statements.

CHINA INTERNATIONAL ENTERPRISES CORP.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTH AND SIX MONTH PERIODS ENDED JUNE 3O, 2005 AND 2004

(Unaudited)

	For the Three Month Periods Ended June 30		For the Six Month Periods Ended June 30
	2005	2004	2005	2004

Net revenue	$ 286,835	$ 315,215	$ 425,912	$ 648,351

Cost of revenue	108,216	96,293	135,325	201,781

Gross profit	178,619	218,922	290,587	446,570

Operating expenses
Selling expenses	76,690	70,449	161,030	137,527
General and administrative expenses	34,842	83,136	314,007	169,124
Research & development	54,176	40,478	131,263	85,359
Total operating expenses	165,708	194,063	606,300	392,010

Income (loss) from operations	12,911	24,859	-315,713	54,560

Non-operating Income (expense):
Interest income	268	546	445	852
Interest expense	-3,085	-6,338	-3,085	(18,475)
Other income	24,916	11,518	30,607	20,378
Other expense	746	-291		(483)
Total non-operating income (expense)	22,845	5,435	27,967	2,272

Net income (loss)	$ 35,756	$ 30,294	$ -287,746	$ 56,832

Basic and diluted weighted average shares outstanding	10,800,000	9,000,000	10,500,000	9,000,000

Basic and diluted net earning (loss) per share	$ 0	$ 0	$ 0	$ 0

The accompanying notes are an integral part of these consolidated unaudited financial statements.

CHINA INTERNATIONAL ENTERPRISES CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE SIX MONTH PERIODS ENDED JUNE 30, 2005 AND 2004

(Unaudited)

	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (loss)	$ -287,746	$ 56,832
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25,353	10,991
Gain on sale of building	-5,432	-
(Increase) / decrease in current assets:
Accounts receivable	(184,343)	74,453
Inventory	(375,030)	51,726
Other receivable	87,674	46,807
Deposits	1,066	325,314
Advances to suppliers	-	-153,066
Prepaid expense	44,171	-73,845
Increase / (decrease) in current liabilities:
Accounts payable	(57,795)	-12,119
Payroll payable	(26,914)	146,093
Unearned revenue	209,169	31,009
Welfare payable	17,133	-66,172
Other payable	143,873	-103,335
Net cash provided by (used in) operating activities	-408,821	334,688

CASH FLOWS FROM INVESTING ACTIVITIES
Receipt of cash on disposal of building	786,175	11,281

CASH FLOWS FROM FINANCING ACTIVITIES:

Payment on short term loan	(441,650)	-252,060
Payments on long-term Loan		-
Net cash used in financing activities	-441,650	-252,060

NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENTS	-64,296	93,909

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	191,165	378,711

CASH & CASH EQUVALENTS, ENDING BALANCE	$ 126,869	$ 472,620

The accompanying notes are an integral part of these consolidated financial statements.

CHINA INTERNATIONAL ENTERPRISES CORP.

(A development stage company)

NOTES TO FINANCIAL STATEMENTS

 1.     ORGANIZATION AND DESCRIPTION OF BUSINESS

China International Enterprises Corp. (“the Company”) is a development stage enterprise incorporated in the State of Delaware on January 13, 2005.  The Company has had no significant operations since its inception. The Company is authorized to do any legal business activity as controlled by Delaware law.

Heng Xing Technology Group Development Limited (the “Company”) is a British Virgin Islands Corporation, incorporated on May 28, 2004. The Company is authorized to issue of 50,000 shares of common stock of $1 par value. The Company is a non-operative holding company of Shenzhen Hengtaifeng Technology Co. Ltd. (“HTF”). HTF was founded in High & New Technology Industry Zone in the city of Shenzhen, Guangding Province of People’s Republic of China on July 1995, under the name Shenzhen Guangba Trade Development Co., Ltd. The Company amended its name to Shenzhen Hengtaifeng Technology Co. Ltd. on May 12, 2000. The Company is primarily engaged in developing and distributing software and hardware systems on housing fund, guarantee information management, and home plan management in the People’s Republic of China.

On December 14, 2004, the Company entered in to an agreement with all the shareholders of HTF to acquire all of the outstanding stock of HTF. The acquisition has been recorded as a recapitalization of HTF, with HTF being treated as the continuing entity.  The historical financial statements presented are those of HTF. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted  accounting  principles requires management to make estimates and assumptions  that  affect  the  reported  amounts  of  assets and liabilities and disclosure of contingent assets and liabilities at the date  of the financial statements and the reported amounts of revenues and  expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, HTF. All significant inter-company accounts and transactions have been eliminated in consolidation. The acquisition of HTF on December 14, 2004, has been accounted for as a purchase and treated as a reverse acquisition (note 1). The historical results for the year ended December 31, 2004 include both the Company (from the acquisition date) and HTF (for full year).

Cash and cash equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts amounted to $14,875 and 17,901 for six month periods ended as at June 30, 2005.

Advances to Suppliers

The Company advances to certain vendors for purchase of its material in order to receive bulk discount and reserve the unit cost of the merchandise at a bargain rate. Once the inventory is received by the Company, the advance is adjusted against the purchased price. The advances to suppliers amounted to $104,230 and 115,925 for six month period ended as at June 31, 2005.

Inventories

Inventories comprised of software Compact disk, Computer server and macro-storage equipment. Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower. Inventories are typically sold through distributors.

Property & Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, 5 years for office equipment and 8 years for vehicles.

On May 21, 2005, the Company sold  a building, the selling price is $540,051 and the cost of the building is $534,619 (including in the amount of $516,365 for purchase price and in the amount of $18,254 for selling expense).  This transaction results a gain of $5,432.

Software development costs

The Company capitalizes certain computer software development costs in accordance with SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed.”  Costs incurred internally to create a computer software product or to develop an enhancement to an existing product are charged to expense when incurred as research and development expense until technological feasibility for the respective product is established. Thereafter, all software development costs are capitalized and reported at the lower of unamortized cost or net realizable value.  Capitalization ceases when the product or enhancement is available for general release to customers.

The Company makes on-going evaluations of the recoverability of its capitalized software projects by comparing the amount capitalized for each product to the estimated net realizable value of the product.  If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount which the unamortized software development costs exceed net realizable value.  Capitalized and purchased computer software development costs are being amortized ratably based on the projected revenue associated with the related software or on a straight-line basis over three years, whichever method results in a higher level of amortization.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No.  144,  "Accounting  for  the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment  or  disposal  of  long-lived  assets  and  supersedes  SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be  Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30,  "Reporting  the  Results  of  Operations  for  a Disposal of a Segment of a Business."  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144.  SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts.  In that  event,  a  loss  is  recognized  based on the amount by which the carrying amount  exceeds  the  fair  market  value  of  the  long-lived  assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.  Based on its review,  the Company  believes  that,  as  of  December 31,  2004,  there  were  no significant impairments  of  its  long-lived  assets.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers or services has been rendered when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

License Revenue.  The Company recognizes revenue from license contracts when a non-cancelable, non-contingent license agreement has been signed, the software product has been delivered, no uncertainties exist surrounding product acceptance, fees from the agreement are fixed and determinable and collection is probable.  Any revenues from software arrangements with multiple elements are allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs.  If no such objective evidence exists, revenues from the arrangements are not recognized until the entire arrangement is completed and accepted by the customer.  Once the amount of the revenue for each element is determined, the Company recognizes revenues as each element is completed and accepted by the customer.  For arrangements that require significant production, modification or customization of software, the entire arrangement is accounted for by the percentage of completion method, in conformity with Accounting Research Bulletin (“ARB”) No. 45 and SOP 81-1.

Services Revenue.  Revenue from consulting services is recognized as the services are performed for time-and-materials contracts and contract accounting is utilized for fixed-price contracts.  Revenue from training and development services is recognized as the services are performed.  Revenue from maintenance agreements is recognized ratably over the term of the maintenance agreement, which in most instances is one year. Payment for software maintenance received in advance is recorded on the balance sheet as deferred revenue. The maintenance revenue was insignificant during 2004.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the quarter June 30, 2005 was insignificant.

Research and Development Costs

Research and development costs are charged to operations as incurred and amounted to $131,263 and 85,359 for the six month periods ended June 30, 2005 and 2004, respectively.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. Through December 31, 2004, the Company has not granted any stock options.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

According to the Provisional Regulations of the People's Republic of China on Income Tax, the Document of Reductions and Exemptions of Income Tax for the Company has been approved by the Shenzhen local tax bureau, the Company will also have half of its income taxes exempt from 2005 to 2007.

Foreign Currencies Translation

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date.  Items of income statement are recorded at the average exchange rate.  Gain or loss on foreign currency transactions are reflected on the income statement.  Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi. The unit of Renminbi is in Yuan.  Cumulative translation adjustment amount and translation adjustment gain amounted to $2,394 for the year ended June 30, 2005.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as substantially all of the Company's operations are conducted in one industry segment.

Recent Pronouncements

 In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

3.     OTHER RECEIVABLE

Other receivable at June 30, 2005, 2004 consist of the following:

	6/30/2005	6/30/2004
Subsidy receivable	272,000	252,699
Loans to employees	80,062	52,770

Total	$ 352,062	$ 305,469

The Company has a subsidy receivable from the local government amounting $63,185 for enhancement of the Company’s technology.

4.     SHORT TERM LOAN

As of June 30, 2005, the Company has a short term loan payable amounting $78,650 to a non related party. The loan is unsecured, non-interest bearing and due on demand.

5.     EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations.  The Company makes annual pre-tax contributions of 14% of all employees' salaries. The total expense for the above plan amounted to $4,935 and 3,111 for six month periods ended June 30, 2005 and 2004, respectively.

6.     STATUTORY RESERVE

In accordance with the Chinese Company Law, the company have to allocate 10% of its annual net income, however; the Company did not need to allocate statutory reserve due to negative net income on June 30,  2005.

7.     STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People’s Republic of China (PRC), net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)

Making up cumulative prior years’ losses, if any;

(ii)

Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii)

Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

(iv)

Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

The Company established a reserve for the annual contribution of 5% of net income to the welfare fund, however; the Company do not allocated in the statutory reserve for the year ended June 30, 2005 due to negative net income.

8.     SHAREHOLDERS’ EQUITY

The Company was incorporated on May 28, 2004 in the territory of the British Virgin Islands. The Company issued 100 shares of its common stock of $1 par value to its founder on its inception.

On December 14, 2004, the Company entered in to an agreement with the shareholders of HTF to acquire all the issued and outstanding stock of HTF for HK$2 (US $0.25). The shareholders of the Company owned HTF, prior to acquisition, in the same ratio as of their ownership ratio in the Company.

The acquisition has been recorded as a recapitalization of HTF, with HTF being treated as the continuing entity.  The historical financial statements presented are those of HTF. The continuing company has retained December 31 as its fiscal year end. The financial statements of the legal acquirer are not significant; therefore, no pro forma financial information is submitted.

F-38

9.     MAJOR CUSTOMERS AND VENDORS

Major customers and vendors represent those who accounted for 10% or over of the Company’s total net revenue or purchase, respectively.

The Company have one major customer provided 21% of the Company’s sales for the amount of $62,982  in the year ended June 30, 2005.

Two major vendor provided 58% of the Company’s purchases for the year ended June 30, 2005. The Company did not have a payable to this vendor on June 30, 2005.

The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral.

10.    COMMITMENT, CONTINGENCY & ILLEGAL ACT

Commitment:

HTF leases approximately 640 square meters of space it uses for its executive offices and operations in Shenzhen, China from Shenzhen Chuangwei-RGB Electronic Co., Ltd. The lease is for a term of three years from February 25, 2003 to February 24, 2006 at a monthly rent of approximately $4,400 (including property management and area condition maintenance fees). The rent is subject to adjustment by the landlord after February 25, 2005. The lease is renewable for an indefinite period of time upon one month's prior notice. HTF receives a rent subsidy of approximately $1,546 per month from July 1, 2003 to February, 2005 under the Agreement for the Entrance of Software into Shenzhen Software Enterprise Zone dated June 10, 2003.

The Company leases a sales office of in Beijing, China on a year to year base. The current term is from January 1, 2005 to December 31, 2005 at a monthly rent of $1,561 (including management and air-condition maintenance fees).

Future lease commitment for the twelve month periods ended December 31 is as follows:

2005	$ 53,028
2006	5,716
Total	$ 58,744

Contingency & illegal act:

On December 15, 2003, the Company purchased a property for $513,577 (RMB4,250,724). On December 24, 2003, the president of the Company borrowed $359,129 (RMB2,970,000) from China Xing Ye Bank, Shenzhen Xiang Mi Hu Branch. The Loan was obtained by mortgaging the property owned by the Company. The term of the loan was from December 31, 2003 to December 31, 2023 with an installment payable each month during the term of the loan. The Company’s by-laws did not permit such an act by an officer of the Company.

F-39

The Company sold the property on April 20, 2005 for $540,050 (RMB4,463,230). The Company paid a commission fee of $18,253 (RMB150,858) to a Consultant

11.    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency      exchange.  The Company’s results may be adversely affected by changes in governmental policies   with   respect   to   laws   and    regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company does not maintain fire, theft or liability insurance. The Company is exposed to various risks of loss related to torts; theft of, damage to and destruction of assets; error and omissions and natural disasters.

F-40

MOVING BYTES, INC., AND SUBSIDIARIES

UNUADITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

JUNE 30, 2005

MOVING BYTES INC., AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

PAGE(S)

Introduction to Unaudited Pro Forma Condensed Consolidated

Financial Statements

F-40

Balance Sheet

- June 30, 2005

F-41

Statement of Operations for the six months ended

June 30, 2005

F-42

Statement of Income for the Year ended December 31, 2004

F-43

Notes to Financial Statements

F-44

MOVING BYTES, INC. AND SUBSIDIARIES

INTRODUCTION TO UNAUDITIED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

On August 15, 2005, Moving Bytes, Inc., and Subsidiaries (“The Company”) signed a Share Exchange Agreement with China International Enterprises Corp., a privately held Company whereby, Moving Bytes, Inc., and Subsidiaries agreed to acquire all the outstanding capital stock of China International Enterprises Corp.  The transaction closed on August 19, 2005.

The acquisition will be accounted for under the purchase method of accounting. Accordingly, Moving Bytes Inc., and Subsidiaries will be treated as the continuing entity for accounting purposes, with consolidated subsidiaries.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 has been presented with consolidated subsidiaries at June 30, 2005. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 and the condensed consolidated statement of income for the year ended December 31, 2004 have been presented as if the acquisition had occurred January 1, 2004.

The unaudited pro forma condensed consolidated statements do not necessarily represent the actual results that would have been achieved had the companies been combined at the beginning of the year, nor may they be indicative of future operations. These unaudited pro forma condensed financial statements should be read in conjunction with the companies’ respective historical financial statements and notes included thereto.

MOVING BYTES, INC. AND SUBSIDIARIES

UNAUDITIED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2005

	Moving Bytes, Inc.	China International Enterprises Corp.	Note	Adjustments	(1) Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 12,194	$ 126,869	A	$ (12,894)	$ 126,869
Accounts Receivable	698	585,189	A	(698)	585,189
Inventory	-	652,865			652,865
Other receivable	-	352,062			352,062
Advances to suppliers	-	104,230			104,230
Prepaid expense	-	35,727			35,727
Total current assets	12,892	1,856,942		(12,892)	1,856,942

Property and equipment, net	-	152,800			152,800

Security Deposit	-	8,268			8,268

TOTAL ASSETS	$ 12,892	$ 2,018,010		$ (12,892)	$ 2,018,010

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$ 72,421	$ 14,555	A	$ (72,421)	$ 14,555
Payroll payable	-	142,602			142,602
Accrued liabilities	149,051	-	A	(149,051)	-
Note payable – Investor	10,500	-	A	(10,500)	-
Current liabilities from discontinued operations	81,441	-	A	(81,441)	-
Unearned revenue	-	240,178			240,178
Welfare payable	-	17,133			17,133
Other payable	-	143,873			143,873
Short term loan	-	78,650			78,650
Total current liabilities	313,413	636,991		(313,413)	636,991

STOCKHOLDERS’ EQUITY (DEFICIT)

Capital stock, no par value; unlimited authorized; 175,450,042 and 687,083,975 shares issued and outstanding	6,531,683	10,800	A	(6,531,683)	10,800
Additional paid in capital	777,448	1,191,000	A	(777,448)	1,191,000
Statutory reserve	-	6,867			6,867
Accumulated other comprehensive income	-	10,814			10,814
Deficit accumulated during the development stage	(223,276)	-	A	223,276	-
Deficit accumulated prior to February 27, 2004	(7,386,376)	-	A	7,386,376	-
Retained earnings	-	161,538			161,538
Total stockholders’ equity (deficit)	(300,521)	1,381,019		300,521	1,381,019

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 12,892	$ 2,018,010		$ (12,892)	$ 2,018,010

(1) Represents reverse merger showing China International Enterprises Corp. only.

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOVING BYTES, INC. AND SUBSIDIARIES

UNAUDITIED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Moving Bytes, Inc.	China International Enterprises Corp.	Note	Adjustments	Pro Forma

REVENUES	$ -	$ 425,912		$ -	$ 425,912

COST OF GOODS SOLD	-	135,325			135,325

GROSS PROFIT	-	290,587			290,587

OPERATING EXPENSES
Selling expenses	-	161,030			161,030
General and administrative expenses	47,062	314,007	A	(47,062)	314,007
Research and development	-	131,263			131,263
Total operating expenses	47,062	606,300			606,300

NET (LOSS) FROM OPERATIONS	(47,062)	(315,713)			(315,713)

OTHER INCOME (EXPENSE)
Interest income	48	445	A	(48)	445
Interest expense	(760)	(3,085)	A	760	(3,085)
Other income	904	30,607	A	(904)	30,607
Total other income (expense)	192	27,967			27,967

NET (LOSS) BEFORE PROVISION FOR INCOME TAXES	(46,870)	(287,746)			(287,746)
Provision for income taxes	-	-			-

NET (LOSS) APPLICABLE TO COMMON SHARES	$ (46,870)	$ (287,746)			$ (287,746)

BASIC AND DILUTED (LOSS) PER SHARE	$ (0.00)	$ (0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	67,640,493	10,500,000

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOVING BYTES, INC. AND SUBSIDIARIES

UNAUDITIED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2004

	Moving Bytes, Inc.	China International Enterprises Corp.	Note	Adjustments	Pro Forma

REVENUES	$ 60,629	$ 1,373,079	A	$ (60,629)	$ 1,373,079

COST OF GOODS SOLD	13,742	377,676	A	(13,742)	377,676

GROSS PROFIT	46,887	995,403			995,403

OPERATING EXPENSES
Selling expenses	-	313,192			313,192
General and administrative expenses	450,272	634,321	A	(450,272)	634,321
Research and development	-	179,601			179,601
Total operating expenses	450,272	1,127,114			1,127,114

NET (LOSS) FROM CONTINUING OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(403,385)	(131,711)			(131,711)

OTHER INCOME (EXPENSES)
Interest income	17	1,207	A	(17)	1,207
Interest expense	(5,150)	(26,192)	A	5,150	(26,192)
Gain on sale of property	-	7,289			7,289
Technology subsidy	-	60,500			60,500
Value added tax refund	-	92,065			92,065
Other income	3,500	49,941	A	(3,500)	49,941
Other expense	(3,727)	(7,316)	A	3,727	(7,316)
Total other income (expenses)	(5,360)	177,494			177,494

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(408,745)	45,783			45,783

DISCOUNTED OPERATIONS
Business Communication Services Segment	(24,902)	-	A	24,902	-

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(433,647)	45,783			45,783
Provision for income taxes	-	-			-

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$ (433,647)	$ 45,783			$ 45,783

BASIC AND DILUTED INCOME (LOSS) PER SHARE	$ (0.03)	$ 457.83

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	15,759,402	100

See the accompanying notes to unaudited pro forma condensed consolidated financial statements.

MOVING BYTES, INC., AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2005 and the condensed consolidated statement of income for the year ended December 31, 2004, to reflect the proposed combination of Moving Bytes, Inc., and China International Enterprises Corp.

A.

To record the issuance of stock and recapitalization of the Company.